PIER 1 FUNDING, INC.,
Transferor


PIER 1 IMPORTS (U.S.), INC.,
Servicer




and


TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
Trustee




PIER 1 IMPORTS CREDIT CARD MASTER TRUST

POOLING AND SERVICING AGREEMENT


Dated as of February 12, 1997

             POOLING AND SERVICING AGREEMENT, dated as of February 12, 1997 among PIER 1 FUNDING, INC., a Delaware corporation, as Transferor, PIER 1 IMPORTS (U.S.), INC., a Delaware corporation, as Servicer, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Trustee.

             In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Certificateholders and any Enhancement Provider to the extent provided herein and in any Supplement:


                                  ARTICLE I

                                 Definitions

             Section 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

             "Account" shall mean each Initial Account, each Automatic Addi-tional Account and each Supplemental Account, but shall exclude any Account all the Receivables in which are either reassigned or assigned to the Transferor or its designee or the Servicer in accordance with the terms of this Agreement and any inactive Accounts which in accordance with the Credit Card Guidelines have been removed from the active computer records of the Credit Card Originator. The definition of Account shall include each account into which an Account is transferred (a "Transferred Account"); provided that (i) such transfer is made in accordance with the Credit Card Guidelines and (ii) such Transferred Account can be traced or identified, by reference to or by way of the computer files, microfiche lists or printed lists delivered to the Trustee pursuant to Section 2.1 or 2.9(f), as an account into which an Account has been transferred. The term "Account" shall be deemed to refer to an Automatic Additional Account or a Supplemen-tal Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

             "Act" shall mean the Securities Act of 1933, as amended.

             "Active Account" shall mean, as of any Business Day, any Account in which there has been any financial activity within the preceding 12 Monthly Periods.

             "Addition" shall mean the designation of additional Eligible Accounts to be included as Accounts pursuant to Section 2.9(a), (b) or (d) or of Participation Interests to be included as Trust Assets pursuant to
Section 2.9(a) or (b), as applicable.

             "Addition Cut-Off Date" shall mean the date as of which any Receivables relating to Supplemental Accounts or Participation Interests are designated for inclusion in the Trust, as specified in the related Assign-ment.

             "Addition Date" shall mean (i) with respect to Supplemental Accounts, the date on which the Receivables in such Supplemental Accounts are conveyed to the Trust pursuant to Section 2.9(a) or (b), as applicable,
(ii) with respect to Automatic Additional Accounts, the date on which such accounts are created, and (iii) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to Section 2.9(a) or (b).

             "Additional Account" shall mean an Automatic Additional Account or a Supplemental Account.

             "Adjustment Payment" shall have the meaning specified in subsection 3.9(a).

             "Adjustment Payment Shortfall" shall mean, for any Business Day, the amount by which the Transferor Amount would have been reduced below zero as a result of adjustments to the Aggregate Principal Receivables pursuant to Section 3.9 of the Agreement and with respect to which the Transferor was obligated but failed to make a deposit into the Excess Funding Account by the close of business on the preceding Business Day.

             "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

             "Aggregate Addition Limit" shall mean the number of accounts which would either (x) with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year commencing April, 1997, exceed 15% of the number of Accounts as of the first day of such three-month period (or the Trust Cut-Off Date, in the case of 1997) or (y) with respect to any twelve-month period, exceed 20% of the number of Accounts as of the first day of such twelve-month period.

             "Aggregate Principal Receivables" shall mean, for any day in any Monthly Period, the aggregate amount of Principal Receivables at the end of such day.

             "Agreement" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

             "Amortization Period" shall mean, with respect to any Series or any Class within a Series, a period following the Revolving Period, which shall be the controlled amortization period, the controlled accumulation period, the principal amortization period, the rapid accumulation period, the early amortization period, or other amortization period or accumulation period, in each case as defined with respect to such Series in the related Supplement.

             "Applicants" shall have the meaning specified in Section 6.8.

             "Appointment Date" shall have the meaning specified in Section 9.2(a).

             "Assignment" shall have the meaning specified in Section
2.9(f).

             "Authorized Newspaper" shall mean any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

             "Automatic Addition Suspension Date" shall mean the Business Day specified in Section 2.9(d)(i) or the Determination Date specified in
Section 2.9(d)(ii), as applicable.

             "Automatic Addition Termination Date" shall mean the Business Day specified by the Transferor pursuant to Section 2.9(d)(i) hereof as of which new open end credit card accounts owned by the Credit Card Originator shall cease to become Automatic Additional Accounts.

             "Automatic Additional Account" shall mean each open end credit card account established pursuant to a Credit Card Agreement coming into existence (i) after the Trust Cut-Off Date and prior to the earlier of the Automatic Addition Termination Date or an Automatic Addition Suspension Date and (ii) following an Automatic Addition Suspension Date and after a Restart Date and prior to a subsequent Automatic Addition Suspension Date or any Automatic Addition Termination Date.

             "Base Rate" shall have the meaning, with respect to any Series, specified in the related Supplement.

             "Bearer Certificate" shall have the meaning specified in
Section 6.1.

             "Bearer Rules" shall mean the provisions of the Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, proposed or temporary regulations of the Internal Revenue Service.

             "Benefit Plan" shall have the meaning specified in Section
6.4(c).

             "Billed Finance Charges" shall mean with respect to any Monthly Period the amount of finance charges, late fees and other fees and charges billed to Obligors on the Receivables.

             "Book-Entry Certificates" shall mean beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

             "Business Day" shall mean any day other than (a) a Saturday or Sunday, (b) any other day on which national banking associations or state banking institutions in Houston and Fort Worth, Texas, Mason, Ohio or New York, New York are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the related Supplement.

             "Cash Equivalent" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

             (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

             (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency;

             (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category;

             (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category;

             (e) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above;

             (f) time deposits, other than as referred to in clause (d) above, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category;

             (g) investments in money market funds which have a credit rating from Moody's in its highest investment category and which shall invest only in Cash Equivalents described in clauses (a) through (f) of this definition; provided, however, that any such investments would not cause the Trust to become an "investment company" within the meaning of the Investment Company Act;

             (h) any other investments approved in writing by each Rating Agency which would not cause the Trust to become an "investment company" within the meaning of the Investment Company Act.

             "Certificate" shall mean any one of the Investor Certificates or the Exchangeable Transferor Certificate.

             "Certificateholder" or "Holder" shall mean an Investor Certificateholder or a Person in whose name the Exchangeable Transferor Certificate is registered in the Certificate Register.

             "Certificateholders' Interest" shall have the meaning specified in Section 4.1.

             "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

             "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

             "Certificate Register" shall mean the register maintained pursuant to Section 6.4, providing for the registration of the Registered Certificates and the Exchangeable Transferor Certificate and transfers and exchanges thereof.

             "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

             "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

             "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

             "Closing Date" shall mean, with respect to any Series, the closing date specified in the related Supplement.

             "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             "Collection Account" shall have the meaning specified in
Section 4.2.

             "Collections" shall mean all payments (including Recoveries of Principal Receivables or Finance Charge Receivables) received by the Servicer with respect to the Receivables, in the form of cash, checks (to the extent collected), wire transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. If so specified in any Supplement, Collections shall also include any payments received by the Servicer with respect to Participation Interests.

             "Commission" shall mean the Securities and Exchange Commission.

             "Controlled Accumulation Period" shall mean, with respect to any Series, the period, if any, specified as such in the related Supplement.

             "Corporate Trust Office" shall have the meaning specified in
Section 11.16.

             "Coupon" shall have the meaning specified in Section 6.1.

             "Credit Card Agreement" shall mean, with respect to an Account, the agreements between the Credit Card Originator which owns such Account and the related Obligor, governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to such Obligors. An example of a Credit Card Agreement is attached as Exhibit F.

             "Credit Card Guidelines" shall mean written policies and procedures of the Credit Card Originator relating to the operation of its consumer revolving lending business, including the written policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time in conformance with all Requirements of Law, the failure to comply with which would have a material adverse effect on interests hereunder of Investor Certificateholders.

             "Credit Card Originator" shall mean Pier 1 and its successors or assigns and/or any transferee of the Accounts from Pier 1 or any other originator of Accounts.

             "Cycle" shall mean, with respect to any Account, the monthly billing cycle for such Account as determined in accordance with the Credit Card Guidelines as in effect on the date of this Agreement.

             "Cycle Billing Date" shall mean, with respect to any Account, each date on which bills are processed for the Cycle which includes such Account.

             "Daily Report" shall have the meaning specified in Section
3.4(b).

             "Date of Processing" shall mean, with respect to any transac-tion, the Business Day on which such transaction is first recorded pursuant to the Servicer's customary and usual servicing practices on the Servicer's computer file of consumer open-end credit card accounts (without regard to the effective date of such recordation).

             "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

             "Default Amount" shall mean, on any Business Day, the amount of Principal Receivables (other than Ineligible Receivables) in Accounts which became Defaulted Accounts on such Business Day.

             "Defaulted Account" shall mean each account with respect to which, in accordance with the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such account as uncollectible.

             "Defaulted Receivable" shall mean, with respect to any Business Day, all Principal Receivables in any Account which became a Defaulted Account on such day in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing open end credit card account receivables comparable to the Receivables. A Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of consumer credit card accounts in accordance with the Credit Card Guidelines.

             "Defeasance" shall have the meaning specified in Section
12.4(a).

             "Defeased Series" shall have the meaning specified in Section 12.4(a).

             "Deferred Payment Plan Receivable" shall mean a Receivable which pursuant to a deferred payment plan offered by the Credit Card Originator does not by its terms require the related Obligor to make current payments of principal and/or interest for a specified period. For purposes of this Agreement a Receivable will be deemed to be a "Deferred Payment Plan Receivable" only for so long as pursuant to its terms principal and/or interest payments are not required to be made by the related Obligor.

             "Definitive Certificates" shall have the meaning specified in
Section 6.10.

             "Definitive Euro-Certificates" shall have the meaning specified in Section 6.13.

             "Delinquency Percentages" shall mean with respect to any Business Day the percentage equivalent of an amount determined on the preceding Factor Date (or on such Business Day with respect to each Factor
Date) equal to (x) the product of (i) 0.5 and (ii) the aggregate Outstanding Balance of all Receivables retail age 2 or greater (30 or more days past due) divided by (y) the aggregate Outstanding Balance of all Receivables on such Factor Date.

             "Deposit Date" shall mean each day on which the Servicer deposits Collections in the Collection Account.

             "Depositary" shall mean the Person specified in the applicable Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or, with respect to Global Certificates, any foreign clearing agencies set forth in the related Supplement.

             "Depository Agreement" shall mean, with respect to any Series or Class, the agreement among the Transferor, the Trustee and the applicable Clearing Agency.

             "Determination Date" shall mean the third Business Day preceding each Distribution Date.

             "Discount Option Receivables" shall mean, on any Date of Processing, the sum of (a) the aggregate Discount Option Receivables at the end of the prior day, plus (b) any New Discount Option Receivables created on such day, minus (c) any Discount Option Receivables Collections received on such Date of Processing.

             "Discount Option Receivables Collections" shall mean on any Date of Processing, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables plus the amount of Discount Option Receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period and (b) Collections of Principal Receivables, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such Date of Processing.

             "Discount Percentage" shall have the meaning specified in
Section 2.11.

             "Disposition" shall have the meaning specified in subsection
9.2(a).

             "Distribution Account"  shall have the meaning specified in
Section 4.2.

             "Distribution Date" shall mean, with respect to any Series, the date specified in the related Supplement.

             "Document Delivery Date" shall mean the first Closing Date in the case of Initial Accounts, the Addition Date in the case of Supplemental Accounts and the Removal Date in the case of Removed Accounts.

             "Eligible Account" shall mean an open end credit card account, which is not a commercial account, owned by the Credit Card Originator which as of the Trust Cut-Off Date with respect to an Initial Account, on the date of creation thereof with respect to an Automatic Additional Account, or as of the related Addition Cut-Off Date with respect to a Supplemental Account,
(a) which is payable in United States dollars, (b) which has not been identified by the Credit Card Originator in its computer files as an account as to which the Credit Card Originator or the Servicer has any confirmed record of any fraud-related activity by the Obligor on such account,
(c) which has not been sold or pledged to any other party and which does not have Receivables which have been sold or pledged to any other party,
(d) which was created in accordance with the credit and collection policies of the Credit Card Originator at the time of creation of such account or the Receivables in which each Rating Agency permits to be added automatically to the Trust, (e) the Receivables in which the Credit Card Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts as of the Closing Date (or, with respect to Supplemental Accounts as of the Addition Date and with respect to Automatic Additional Accounts, as of the date the Receivables of such Accounts are designated for inclusion in the Trust unless such Account is subsequently reinstated) and
(f) which is not an Automatic Additional Account designated by the Transferor to be included as an Account after the Automatic Addition Termi-nation Date or the Automatic Addition Suspension Date and prior to the relevant Restart Date (unless the Rating Agencies shall have consented to the inclusion of such Automatic Additional Account as an Eligible Account). Eligible Accounts may include accounts, the receivables of which have been written off, or with respect to which the Credit Card Originator believes the related Obligor is bankrupt, or as to which certain receivables have been identified by the Obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported to the Credit Card Originator as lost or stolen; provided that
(a) the balance of all receivables included in such accounts is reflected on the books and records of the Credit Card Originator (and is treated for purposes of this Agreement) as "zero," and (b) charging privileges with respect to all such accounts have been canceled and will not be reinstated by the Credit Card Originator or the Servicer except in accordance with the Credit Card Guidelines of the Credit Card Originator.

             "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

             "Eligible Institution" shall mean (a) a depository institution (which may be the Trustee or an Affiliate) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of "A2" or better by Moody's or
(y) a certificate of deposit rating of "P-1" by Moody's, (ii) has either (x) a long-term unsecured debt rating of "A" by Fitch or (y) a certificate of deposit rating of "F-l+" by Fitch and (iii) is a member of the FDIC or (b) any other institution that is acceptable to the Rating Agencies.

             "Eligible Receivable" shall mean each Receivable that satisfies each of the following criteria:

             (a)  it arises under an Eligible Account;

             (b) it constitutes an "account," a "general intangible," or "chattel paper" as defined in Article 9 of the UCC as then in effect in Relevant UCC State;

             (c) it is the legal, valid and binding obligation of a Person who (i) is living, (ii) is not a minor under the laws of his/her state of residence and (iii) is competent to enter into a contract and incur debt;

             (d) it and the underlying Credit Card Agreement do not contravene in any material respect any laws, rules or regulations applicable thereto (including rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) that could reasonably be expected to have an adverse impact on the amount of Collections thereunder, and the Credit Card Originator under the underlying Credit Card Agreement is not in violation of any such laws, rules or regulations in any respect material to such Credit Card Agreement;

             (e) all material consents, licenses, or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation and performance of the underlying Credit Card Agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable;

             (f) at the time of its transfer to the Trust, the Transferor or the Trust will have good and marketable title free and clear of all Liens and security interests arising under or through the Transferor (other than Liens permitted pursuant to subsection 2.7(b));

             (g) it is not, at the time of its transfer to the Trust, a Defaulted Receivable;

             (h) it arises under a Credit Card Agreement that has been duly authorized by the Credit Card Originator and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor); and

             (i) it is not a Receivable designated by the Transferor to be treated as having a Principal Receivable balance of zero pursuant to subsection 2.7(j).

             "Eligible Servicer" shall mean the Trustee, a wholly owned subsidiary or Affiliate of the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of consumer open end credit card accounts or other consumer open end credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that is then being used to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has the ability to professionally and competently service a portfolio of similar accounts and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

             "Enhancement" shall mean the rights and benefits provided to the Investor Certificateholder of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, guaranty collateral invested amount, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Class to another Class, or a cross support feature which requires collections on Receivables allocated to one Series to be paid as principal and/or interest with respect to another Series shall be deemed to be an En-hancement for such Series.

             "Enhancement Agreement," shall mean any agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

             "Enhancement Invested Amount" with respect to any Series, if applicable, shall have the meaning specified in the related Supplement.

             "Enhancement Provider" shall mean the Person or Persons provid-ing any Enhancement, other than the Investor Certificateholders of any Class which is subordinated to another Class.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

             "Excess Finance Charge Collections" shall, unless otherwise specified in the related Supplement with respect to any Series, have the meaning specified in Section 4.5.

             "Excess Funding Account" shall have the meaning specified in
Section 4.2.

             "Exchangeable Transferor Certificate" shall mean the certifi-cate executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

             "Excluded Series" shall mean any Series designated as such in the relevant Supplement.

             "Factor Date" shall mean, with respect to the Yield Factor or the Finance Charge Receivable Factor, respectively, the date on which such factor is determined which shall in no event be later than the 10th Business Day from the end of the preceding Monthly Period.

             "FASIT" shall mean a "financial asset securitization investment trust" as defined in Section 860L of the Code.

             "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

             "Finance Charge Account" shall have the meaning specified in
Section 4.2.

             "Finance Charge Collections" shall mean (x) with respect to any Business Day (a) the product of (i) Collections received with respect to the Receivables minus Recoveries and (ii) the sum of the Yield Factor and the Discount Percentage plus (b) any investment earnings on amounts on deposit in the Principal Account, the Finance Charge Account and the Excess Funding Account plus (c) Recoveries plus (d) amounts paid by the Transferor to the Servicer with respect to Adjustment Payment Shortfalls in accordance with the proviso to the last sentence of subsection 3.9(a) and (y) with respect to any Monthly Period (a) the aggregate amount for each Cycle of Collections received with respect to Finance Charges (other than Recoveries) for the period from and including the Cycle Billing Date in the preceding Monthly Period to but excluding the Cycle Billing Date in such Monthly Period plus
(b) unless otherwise specified in a Supplement, any investment earnings on amounts on deposit in the Principal Account, the Finance Charge Account and the Excess Funding Account accrued during such Monthly Period plus (c) Recoveries received during such Monthly Period plus (d) Discount Option Receivables Collections received during such Monthly Period plus (e) Collec-tions in respect of Ineligible Receivables received during such Monthly Period plus (f) amounts paid by the Transferor with respect to Adjustment Payment Shortfalls in accordance with the proviso to the last sentence of subsection 3.9(a) during such Monthly Period; provided, however, that pursu-ant to any Supplement such amount may be adjusted for purposes of alloca-tions to the related Series pursuant to such Supplement.

             "Finance Charge Receivables" shall mean for any Business Day, the sum of (i) the product of the Finance Charge Receivable Factor determined on the preceding Factor Date (or on such Business Day with respect to each Factor Date) and the aggregate Outstanding Balances of Eligible Receivables as of such Business Day, determined in accordance with subsection 2.5(a) and (ii) the Discount Option Receivables on such Factor Date.

             "Finance Charge Receivable Factor" shall mean, with respect to any Factor Date, the aggregate amount of periodic finance charges, late fees, overlimit fees and returned check fees and other fees and charges out-standing on the last day of the preceding Monthly Period divided by the aggregate Outstanding Balance of the Receivables on the last day of such preceding Monthly Period.

             "Finance Charges" shall mean, with respect to any Monthly Period, the sum of (i) all amounts billed to the Obligors on any Account at the beginning of each Obligor's respective Cycle in respect of Periodic Finance Charges and (ii) all fees and charges in respect of such Account, including Late Fees, overlimit fees, and returned check fees.

             "Finance Charge Shortfalls" shall have the meaning specified in
Section 4.5.

             "Fitch" shall mean Fitch Investors Service, L.P., or its successor.

             "Floating Allocation Percentage" shall mean, with respect to any Series, the floating allocation percentage specified in the related Supplement.

             "Foreign Receivable" shall mean each Receivable arising in an Account the Obligor on which has a billing address which is not in the United States or its territories or possessions.

             "Funding Period" shall have the meaning specified in Section
4.6.

             "Global Certificate" shall have the meaning specified in
Section 6.13.

             "Governmental Authority" shall mean the United States of Ameri-ca, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Group" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

             "Holders' Majority" shall have the meaning specified in subsection 9.2(a).

             "Ineligible Default Amount" shall mean, as of any Business Day, the aggregate Outstanding Balance of Receivables in Accounts which are identified on the Servicer's computer records as not being Eligible Accounts and which are reported in the Servicer's master computer records on such Business Day as becoming Defaulted Accounts.

             "Ineligible Receivables" shall have the meaning specified in
Section 2.5(a).

             "Ineligible Receivables Balance" shall mean, as of any Business Day, the sum of (a) the product of (i) the average Outstanding Balance over the immediately preceding twelve Monthly Periods of Receivables in each New Account and (ii) the aggregate number of New Accounts which are not Eligible Accounts as a result of the failure to satisfy clause (f) of the definition of "Eligible Account," as of such Business Day, (b) the product of (I) the average Outstanding Balance over the immediately preceding twelve Monthly Periods of each Deferred Payment Plan Receivable and (II) the aggregate number of Deferred Payment Plan Receivables which are not Eligible Receivables as a result of the designation of such Deferred Payment Plan Receivables as such pursuant to subsection 2.7(j) as of such Business Day and (c) the amount by which the aggregate Outstanding Balance of Foreign Receivables exceeds 1% of the aggregate Outstanding Balance of all Receivables on such Business Day.

             "Initial Account" shall mean each open end credit card account established pursuant to a Credit Card Agreement between the Credit Card Originator and any Person existing on the Trust Cut-Off Date.

             "Insolvency Event" shall have the meaning specified in Section 9.1(a).

             "Insolvency Proceeds" shall have the meaning specified in
Section 9.2(b).

             "Insurance Proceeds" shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

             "Interest Funding Account" shall mean, with respect to any Series, the account, if any, specified as such in the related Supplement.

             "Invested Amount" shall have, with respect to any Series, the meaning specified in the related Supplement.

             "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

             "Investor Certificateholder" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the holder of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

             "Investor Certificates" shall mean any one of the certificates (including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement, other than the Exchangeable Transferor Certificate, the Supple-mental Certificates, if any, and any Participation.

             "Investor Percentage" shall have, for any Series, with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, the meaning specified in the related Supplement.

             "Late Fees" shall mean the fees specified in the Credit Card Agreement applicable to each Account for late fees with respect to such Account.

             "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing, excluding any lien or filing pursuant to this Agreement; provided, however, that any assignment or transfer pursuant to Section 6.3(c) or (d) or Section 7.2 shall not be deemed to constitute a Lien.

             "Loss" shall have the meaning specified in subsection 7.4.

             "Minimum Aggregate Principal Receivables" shall mean as of any date of determination, an amount equal to the sum of the numerators used on such date to calculate the Investor Percentages with respect to Principal Receivables for all Series outstanding on such date, minus the amount on deposit in the Excess Funding Account as of such date.

             "Minimum Transferor Amount" shall mean, as of any date of determination, the product of (i) the sum of (a) the aggregate Principal Receivables and (b) the amounts on deposit in the Excess Funding Account and any other accounts specified in a Supplement and (ii) the Required Retained Transferor's Percentage.

             "Monthly Period" shall mean with respect to each Distribution Date, the immediately preceding fiscal month of the Transferor, unless otherwise defined in any Supplement.

             "Monthly Servicing Fee" shall have the meaning specified in the related Supplement.

             "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

             "New Account" shall mean, as of any Business Day, any Account which was originated and became an Active Account within the immediately preceding twelve Monthly Periods.

             "New Discount Option Receivables" shall mean, as of any date of determination, the product of the Discount Percentage and the amount of Principal Receivables (before subtracting out Finance Charge Receivables which are Discount Option Receivables) arising on such date of determina-tion.

             "Notices" shall have the meaning specified in Section 13.5(a).

             "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

             "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate delivered to the Trustee signed by the Chief Executive Officer, Chairman of the Board, President, any Vice President or the Treasurer of the Transferor or the Servicer, as the case may be.

             "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and which opinion shall be reasonably acceptable to the Trustee.

             "Outstanding Balance" shall mean, with respect to a Receivable on any day, the aggregate amount owed by the Obligor thereunder as of the close of business on the prior Business Day (net of returns and adjustments).

             "Participation" shall have the meaning specified in Section
6.3(e).

             "Participation Interests" shall have the meaning specified in
Section 2.9(a)(ii).

             "Participation Percentage," with respect to any Participation, shall have the meaning specified in the related Participation Supplement.

             "Participation Supplement" shall have the meaning specified in
Section 6.3(e).

             "Paying Agent" shall mean any paying agent and co-paying agent appointed pursuant to Section 6.7.

             "Pay Out Event" shall mean, with respect to any Series, a Trust Pay Out Event and each additional event, if any, specified in the relevant Supplement as a Pay Out Event with respect to such Series.

             "Periodic Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

             "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

             "Pier 1" shall mean Pier 1 Imports (U.S.), Inc., a Delaware corporation.

             "Pier 1 Funding" shall mean Pier 1 Funding, Inc., a Delaware corporation.

             "Pool Factor" shall mean a number carried out to seven decimals representing the ratio of the applicable Invested Amount as of such Record Date (determined after taking into account any reduction in the Invested Amount which will occur on the following Distribution Date) to the applicable initial Invested Amount unless otherwise specified with respect to a Series in the related Supplement.

             "Portfolio Yield" shall have the meaning, with respect to any Series, specified in the related Supplement.

             "Pre-Funding Account" shall have the meaning specified in
Section 4.6.

             "Principal Account" shall have the meaning specified in subsection 4.2.

             "Principal Allocation Percentage" shall mean, with respect to any Series, the principal allocation percentage specified in the related Supplement.

             "Principal Collections" shall mean (x) with respect to any Business Day the product of (i) Collections received with respect to each Receivable minus Recoveries and (ii) one minus the sum of the Yield Factor and the Discount Percentage and (y) with respect to any Monthly Period (i) Collections received with respect to each Receivable during such Monthly Period minus (ii) Recoveries received during such Monthly Period minus (iii) the aggregate amount for each Cycle of Collections received with respect to Finance Charges (other than Recoveries) for the period from and including the Cycle Billing Date in the preceding Monthly Period to but excluding the Cycle Billing Date in such Monthly Period minus (iv) Discount Option Receivables Collections during such Monthly Period minus (v) Collections in respect of Ineligible Receivables received during such Monthly Period; provided, however, that pursuant to any Supplement such amount may be adjusted for purposes of allocations to the related Series pursuant to such Supplement.


             "Principal Receivables" shall mean for any Business Day for the purposes of this Agreement, the aggregate Outstanding Balance of Eligible Receivables, determined in accordance with subsection 2.5(a), as of such Business Day (which shall be equal to the aggregate Outstanding Balance of all Receivables, determined in accordance with subsection 2.4(c), minus the Ineligible Receivables Balance, if any, on such Business Day) minus the amount of Finance Charge Receivables on such Business Day as shown on the Transferor's books and records.

             "Principal Sharing Series" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

             "Principal Shortfalls" shall have the meaning specified in
Section 4.4.

             "Principal Terms" shall mean, with respect to any Series, (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust; (iii) its Certificate Rate (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating Collections to Certificateholders of such Series;
(vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the percentage used to calculate the servicing fee with respect thereto; (viii) the provider, if any, and the terms of any form of Enhancement with respect thereto; (ix) the terms on which the Investor Certificates of such Series may be repurchased by the Transferor or any Affiliate of the Transferor or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the Depositary for such Global Certificate or Certificates, the terms and conditions, if any, upon which such Global Certificates may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a Global Certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued as Bearer Certificates and any limitation imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, to which such Series belongs; and (xvi) any other relevant terms of, or with respect to, such Series.

             "Publication Date" shall have the meaning specified in subsection 9.2(a).

             "Rating Agency" shall mean, with respect to any outstanding Series or Class, each statistical rating agency selected by the Transferor to initially rate the Investor Certificates of such Series or Class and which shall be specified in the related Series Supplement.

             "Rating Agency Condition" shall mean that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that a particular action will not result in a reduction or withdrawal of the then current rating of any outstanding Series or Class with respect to which it is a Rating Agency.

             "Reassignment" shall have the meaning specified in Section
2.10.

             "Receivable" shall mean any amount owing from time to time by an Obligor under an Account, including amounts owing for purchases of goods and services, and amounts payable for Finance Charge Receivables. A Receiv-able shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable.

             "Receivables Purchase Agreement" shall mean (i) the receivables purchase agreement, dated as of February 12, 1997, between Pier 1 and the Transferor and (ii) any receivables purchase agreement between a transferor of the Accounts other than Pier 1 and the Transferor, substantially in the form of the receivables purchase agreement referred to in clause (i) above.

             "Record Date" shall mean, with respect to any Series Date, the date specified in the related Supplement.

             "Recoveries" shall mean all amounts, including Insurance Proceeds, received by the Servicer with respect to Principal Receivables which have previously become Defaulted Receivables and with respect to Finance Charge Receivables which have been charged off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing open end credit card account receivables comparable to the Receivables.

             "Registered Certificateholder" shall mean the Holder of a Registered Certificate, as shown in the Certificate Register.

             "Registered Certificates" shall have the meaning specified in
Section 6.1.

             "Related Person" shall mean a Person that is an Affiliate of Pier 1 Funding, any Investor Certificateholder, any Enhancement Provider, or any Person whose status would violate the conditions for a trustee contained in Section 4(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended.

             "Relevant UCC State" shall mean each jurisdiction in which the filing of a UCC financing statement is necessary to evidence the security interest of the Trustee established under this Agreement.

             "Removal Date" shall have the meaning specified in Section
2.10(a).

             "Removal Notice Date" shall have the meaning specified in
Section 2.10(a).

             "Removed Accounts" shall have the meaning specified in Section
2.10.

             "Required Designation Date" shall have the meaning specified in
Section 2.9(a).

             "Required Retained Transferor's Percentage" shall mean, as of any date of determination, the highest of the Required Retained Transferor's Percentages specified in the Supplements for all outstanding Series.

             "Requirements of Law" with respect to any Person shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local.

             "Reserve Account" shall mean, with respect to any Series, the account, if any, specified as such in the related Supplement.

             "Responsible Officer" shall mean any officer within the Corporate Trust Department (or any successor group of the Trustee), includ-ing any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject.

             "Restart Date" shall mean the date specified in the notice delivered by the Transferor to the Trustee pursuant to Section 2.9(d)(i) or 2.9(d)(iii).

             "Revolving Period" shall mean, with respect to any Series, the period specified as such in the related Supplement.

             "Rule 144A" shall mean Rule 144A under the Act, as such Rule may be amended from time to time.

             "Series" shall mean any series of Investor Certificates established pursuant to a Supplement.

             "Series Account" shall mean any deposit, trust, escrow or similar account maintained for the benefit of the Investor
Certificateholders of any Series or Class, as specified in any Supplement.

             "Series Allocation Percentage" shall mean with respect to any Series, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Series Invested Amount of such Series and the denominator of which is the sum of the Series Invested Amounts of all Series then outstanding.

             "Series Invested Amount" shall have, with respect to any Series, the meaning specified in the related Supplement.

             "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.3 and the related Supplement.

             "Series Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

             "Service Transfer" shall have the meaning specified in Section
10.1.

             "Servicer" shall mean Pier 1, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

             "Servicer Default" shall have the meaning specified in Section
10.1.

             "Servicing Fee" shall mean, with respect to any Series, the servicing fee specified in Section 3.2.

             "Servicing Fee Rate" shall mean, with respect to any Series, the servicing fee rate specified in the related Supplement.

             "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer on the initial Closing Date, as such list may from time to time be amended.

             "Settlement Statement" shall have the meaning specified in
Section 3.4(c).

             "Shared Principal Collections" shall have the meaning specified in Section 4.4.

             "Successor Servicer" shall have the meaning specified in
Section 10.2(a).

             "Supplement" shall mean, with respect to any Series, a supple-ment to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to
Section 6.3, and all amendments thereof and supplements thereto.

             "Supplemental Account" shall mean each open end credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to Section 2.9(a) or 2.9(b) to be included as an Account, and is identified in a computer file, microfiche list or printed list delivered to the Trustee by the Transferor pursuant to Section 2.1.

             "Supplemental Certificate" shall have the meaning specified in
Section 6.3(c).

             "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Investor Certificates would be characterized as debt, (b) such action will not cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder.

             "Termination Notice" shall have the meaning specified in
Section 10.1.

             "Transfer Agent and Registrar" shall have the meaning specified in Section 6.4.

             "Transfer Date" shall mean the Business Day immediately preceding each Distribution Date.

             "Transferor" shall mean Pier 1 Funding, Inc., a Delaware corpo-ration, or its permitted successors or assigns under this Agreement and additional transferors, if any, designated in accordance with Sections 2.12 or 6.3(d).

             "Transferor Amount" shall mean, on any date of determination, the aggregate amount of Principal Receivables on such day, minus the sum of the Series Invested Amounts with respect to all Series then outstanding, minus the amount of any Participation, plus the principal amount on deposit in the Excess Funding Account or other account specified in a Supplement.

             "Transferor Fiscal Year" shall mean the approximately twelve month period selected by the Transferor ending generally on the Saturday closest to March 1.

             "Transferor Retained Certificates" shall mean Investor Certifi-cates of any Series which the Transferor retains pursuant to the terms of any Supplement.

             "Transferor Retained Class" shall mean any Class of Investor Certificates which is designated as a Transferor Retained Class pursuant to the terms of any Supplement.

             "Transferor Interest" shall have the meaning specified in
Section 4.1.

             "Transferor's Percentage" shall mean, with respect to Finance Charge Receivables and Defaulted Receivables, 100% less the sum of Investor Percentages with respect to all outstanding Series, less the sum of the Participation Percentages with respect to all Participations and with respect to Principal Receivables, 100% less the sum of the Principal Alloca-tion Percentages with respect to all outstanding Series, less the sum of the Participation Percentages with respect to all Participations.

             "Transferred Account" shall have the meaning set forth in the definition of "Account."

             "Trust" shall mean the Pier 1 Imports Credit Card Master Trust created by this Agreement.

             "Trust Assets" shall have the meaning specified in Section 2.1.

             "Trust Cut-Off Date" shall mean February 12, 1997.

             "Trust Pay Out Event" shall have the meaning specified in
Section 9.1.

             "Trustee" shall mean Texas Commerce Bank National Association, a national banking association organized and existing under the laws of the United States, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provid-ed.

             "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the State of Texas and in any other State where the filing of a financing statement is required to perfect the Transferor's or the Trust's interest in the Receivables and the proceeds thereof or in any other specified jurisdiction.

             "Undivided Interest" shall mean the undivided interest in the Trust evidenced by an Investor Certificate.

             "United States" shall mean the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

             "U.S. Person" or "United States Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state, an estate the income of which is subject to United States Federal income taxation regardless of its source or any trust whose administration is subject to the primary supervision of a United States Court and which has one or more United States fiduciaries having the authority to control all substantial decisions of such trust.

             "Variable Funding Certificates" shall have the meaning speci-fied in any Variable Funding Supplement.

             "Variable Funding Supplement" shall mean a Supplement executed in connection with the issuance of, and otherwise specifying the terms governing the issuance of, Variable Funding Certificates provided for therein.

             "Yield Factor" shall mean with respect to any Business Day the percentage equivalent of an amount determined on the preceding Factor Date (or on such Business Day with respect to each Factor Date) equal to (i) (x) the product of the Billed Finance Charges for the Monthly Period preceding such Factor Date and one minus the Delinquency Percentage for the preceding Factor Date (or on such Business Day with respect to each Factor Date) plus
(y) Recoveries for the Monthly Period preceding such Factor Date, divided by
(ii) the aggregate amount of Collections for the Monthly Period preceding such Factor Date.

             Section 1.2. Other Definitional Provisions. (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

             (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

             (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

             (d) The agreements, representations and warranties of Pier 1 Funding and Pier 1 in this Agreement in each of their respective capacities as Transferor and as Servicer, shall be deemed to be the separate agreements, representations and warranties of Pier 1 Funding and Pier 1 solely in each such respective capacity for so long as Pier 1 Funding and Pier 1 act in each such capacity under this Agreement.

             (e) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

             (f) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

             (g) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

ARTICLE II

Conveyance of Receivables

             Section 2.1. Conveyance of Receivables. By execution of this Agreement, the Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under (i) the Receivables existing at the close of business on the Trust Cut-Off Date and thereafter created from time to time and arising in the Initial Accounts and the Receivables existing on each applicable Addition Date and thereafter created from time to time and arising in any Automatic Additional Accounts owned by the Credit Card Originator, and in each case, thereafter created from time to time until the termination of the Trust, all Recoveries allocable to the Trust as provided herein, all moneys due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including "proceeds" as defined in the UCC) of any of the foregoing and (ii) the Receivables Purchase Agreement. Such property, together with all moneys on deposit in the Collection Account, the Principal Account, the Finance Charge Account, the Excess Funding Account, the Series Accounts and any Enhancement shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholders or any Enhancement Provider of any obligation of the Credit Card Originator, the Servicer, the Transferor or any other Person in connection with the Ac-counts or the Receivables or under any agreement or instrument relating thereto, including any obligation to obligors, merchant banks, merchants clearance systems or insurers.

             The Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created in Accounts and other Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the assignment of such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.1 consist of telephone confirmation of such filing promptly followed by delivery to the Trustee of a file-stamped copy) to the Trustee on or prior to the initial Closing Date, in the case of such Receivables arising in the Initial Accounts and Automatic Additional Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of such Receivables arising in Supplemental Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such assignment.

             The Transferor further agrees, at its own expense, (a) on (x) the Automatic Addition Termination Date or any Automatic Addition Suspension Date (if the Transferor has elected to cease the transfer to the Trust of receivables arising in Accounts which are not Eligible Accounts pursuant to clause (f) of the definition thereof), in the case of the Initial Accounts and any Additional Accounts designated pursuant hereto prior to such date,
(y) the applicable Addition Date, in the case of Supplemental Accounts, and
(z) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created in connection with the Accounts owned by the Credit Card Originator (other than Removed Accounts) have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders (or conveyed to the Transferor or its designee in accordance with Section 2.10, in the case of Removed Accounts) by including in such computer files the code identifying each such Account (or, in the case of Removed Accounts, either including such a code identifying the Removed Accounts only if the removal occurs prior to the Automatic Addition Termination Date or any Automatic Addition Suspension Date, or subsequent to a Restart Date, or deleting such code thereafter) and
(b) on the date referred to in clauses (x), (y) or (z) above, as applicable, to deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete list of all such Accounts, specifying for each such Account, as of the Automatic Addition Termination Date or any Automatic Addition Suspension Date, in the case of clause (x) above, the applicable Addition Cut-Off Date, in the case of Supplemental Accounts, and the Removal Date, in the case of Removed Accounts, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such file or list shall be supplemented from time to time to reflect Supplemental Accounts and Removed Accounts. Once the code referenced in this paragraph has been included with respect to any Account, the Transferor further agrees not to alter such code during the remaining term of this Agreement unless and until
(a) such Account becomes a Removed Account, (b) a Restart Date has occurred on which the Transferor starts including Automatic Additional Accounts as Accounts or (c) the Transferor shall have delivered to the Trustee at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Trustee in the Receivables and other Trust Assets to continue to be perfected with the priority required by this Agreement.

             The Transferor hereby grants and transfers to the Trust, for the benefit of the Certificateholders, a security interest in all of the Transferor's right, title and interest in, to and under the Receivables and all other Trust Assets, to secure a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued hereunder or to be issued pursuant to this Agreement and the interest accrued at the related Certificate Rate, and agrees that this Agreement shall constitute a security agreement under applicable law.

             Section 2.2. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.1 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

             (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in any computer files, microfiche lists or printed lists delivered to the Trustee from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee's duties hereunder or (iii) in enforcing the rights of Certificateholders. The Trustee (i) agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information and (ii) in any event will maintain and preserve such files or lists and the confidentiality of the information contained in such files or lists in the same manner and with the same degree of care that it would exercise with respect to similar files, lists or information maintained by it for its own account. The Trustee will also, upon two Business Days prior notice, allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Transferor with notice no later than five Business Days prior to any disclosure pursuant to this Section or any shorter period of time as required by any Requirements of Law.

             (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement or any Supplement.

             (d) The Trustee hereby agrees not to use any information it obtains pursuant to this Agreement, including any of the account numbers or other information contained in the computer files, microfiche lists or printed lists delivered by the Transferor to the Trustee pursuant to this Agreement, including Sections 2.1, 2.9, 2.10 or 3.4(c), other than to perform its duties hereunder.

             Section 2.3. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Trust (and agrees that the Trustee may rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Certificates) as of each Closing Date that:

             (a) Organization and Good Standing. The Transferor is a corporation validly existing in good standing under the laws of the State of Delaware, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.

             (b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account owned by the Credit Card Originator or any Receivable transferred to the Trust by the Transferor unenforceable by the Credit Card Originator, the Transferor, the Servicer or the Trustee and would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement.

             (c) Due Authorization. The execution, delivery and perfor-mance of this Agreement and each Supplement by the Transferor, the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation by the Transferor of the transactions provided for in this Agreement and each Supplement have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor.

             (d) No Conflict. The execution and delivery by the Transferor of this Agreement, each Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Transferor of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

             (e) No Violation. The execution and delivery by the Transferor of this Agreement, each Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Transferor of the terms hereof and thereof will not conflict with or violate the certificate of incorporation or by-laws of the Transferor or any Requirements of Law applicable to the Transferor.

             (f) No Proceedings. There are no proceedings or investiga-tions pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or any Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal or applicable state income or franchise tax systems.

             (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Transferor of this Agreement, each Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Transferor of the terms hereof and thereof, have been obtained.

             (h) Insolvency. No Insolvency Event with respect to the Credit Card Originator or the Transferor has occurred and the transfer of the Receivables by the Transferor to the Trust has not been made in contemplation of the occurrence thereof.

             The representations and warranties of the Transferor set forth in this Section 2.3 shall survive the transfer and assignment by the Transferor of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by the Transferor set forth in this Section 2.3, the party discovering such breach shall give prompt written notice to the others and to each Enhancement Provider, if any, entitled thereto pursu-ant to the relevant Supplement. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.3, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date.

             Section 2.4. Representations and Warranties of the Transferor Relating to this Agreement and any Supplement and the Receivables. (a) Representations and Warranties. The Transferor hereby represents and warrants to the Trust (and agrees that the Trustee may rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Certificates) as of the date of this Agreement and the date of each Supplement, as of each Closing Date, to the extent specified below, as of the Automatic Addition Termination Date or Automatic Addition Suspension Date and, with respect to Additional Accounts, as of the related Addition Date that:

                                              (i)  this Agreement, each
             Supplement and, in the case of Supplemental Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such en-forceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of credi-tors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                                              (ii)  as of the Automatic
             Addition Termination Date or any Automatic Addition Suspension Date and as of each subsequent Addition Date with respect to Supplemental Accounts, and as of the applicable Removal Date with respect to the Removed Accounts, the related computer file, microfiche list or printed list delivered pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts owned by the Credit Card Originator as of such date, such Addition Cut-Off Date or such Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of such date, such Addition Cut-Off Date or such Removal Date, as the case may be;

                                              (iii)  the Transferor is the
             legal and beneficial owner of all right, title and interest in each Receivable and the Transferor has the full right to transfer such Receivable to the Trust, and each Receivable conveyed to the Trust by the Transferor has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Liens permitted under subsection 2.7(b)) and in com-pliance, in all material respects, with its certificate of incorporation and by-laws and all Requirements of Law applica-ble to the Transferor;

                                              (iv)  all authorizations,
             consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance by the Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

                                              (v)  this Agreement or, in the
             case of Supplemental Accounts, the related Assignment constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and other Trust Assets conveyed to the Trust by the Transferor and all monies due or to become due with respect thereto and the proceeds thereof or a grant of a "security in-terest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation, in each case except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganiza-tion, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in gen-eral and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). Upon the filing of the financing statements pursuant to Section 2.1 and, in the case of Receivables hereaf-ter created and the proceeds thereof, upon the creation there-of, the Trust shall have a first priority security interest in such property and proceeds (as defined in the UCC) except for Liens permitted under subsection 2.7(b);

                                              (vi)  except as otherwise
             expressly provided in this Agreement or any Supplement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Collection Account, the Principal Account, the Finance Charge Account, the Excess Funding Account, any Series Account or any Enhancement;

                                              (vii)  on the Trust Cut-Off
             Date, with respect to each Initial Account, on the date of its creation, with respect to each Automatic Additional Account and, on the applicable Addition Cut-Off Date, with respect to each related Supplemental Account each Account classified as an "Eligible Account" by the Transferor in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Account and each Receivable classi-fied as an "Eligible Receivable" by the Transferor in any docu-ment or report delivered hereunder will satisfy the require-ments contained in the definition of Eligible Receivable;

                                              (viii)  on the Trust Cut-Off
             Date, each Receivable then existing is an Eligible Receivable, on the date of creation of each Automatic Additional Account, each Receivable contained in such Automatic Additional Account is an Eligible Receivable and, on the applicable Addition Cut-Off Date, each Receivable contained in any related Supplemental Account is an Eligible Receivable; and

                                              (ix)  as of the date of the
             creation of any new Receivable, such Receivable is an Eligible Receivable.

             (b) Notice of Breach. The representations and warranties of the Transferor set forth in this Section 2.4 shall survive the transfer and assignment by the Transferor of Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by the Transferor set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the others and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.
For purposes of the representations and warranties set forth in this Section 2.4, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

             Section 2.5. Designation of Ineligible Receivables. (a) Designation of Ineligible Receivables. In the event that (i) any represen-tation or warranty of the Transferor contained in Section 2.4(a)(ii), (iii),
(iv), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust by the Transferor or any Account owned by the Credit Card Originator and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien (other than Liens permitted under subsection 2.7(b) hereof), unless cured within 60 days (or such longer period, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor or a designee of the Transferor of notice thereof given by the Trustee, or (ii) it is so provided in Section 2.7(a) with respect to any Receivables transferred to the Trust by the Transferor, then such Receivable shall be designated an "Ineligible Receiv-able" and shall be assigned a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; provided, however, that such Receivables will not be deemed to be Ineligible Receivables but will be deemed an Eligible Receivable and such Principal Receivables shall be included in determining the aggregate Principal Receiv-ables in the Trust if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) the Transferor shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct; provided, further, that, on any Business Day on which there are Receivables which are not Eligible Receivables as a result of the failure to satisfy clause (f) of the definition of "Eligible Account" or clause (i) of the definition of "Eligible Receivable," the aggregate value of the Receivables shall be equal to the aggregate Outstanding Balances of all Receivables minus the Ineligible Receivable Balance on such Business Day. When the provisions of this subsection 2.5(a) require designation of a Receivable as an Ineligible Receivable, the Servicer shall deduct the product of the unpaid balance of such Ineligible Receivable and one minus the Finance Charge Receivable Factor from the Principal Receiv-ables in the Trust and decrease the Transferor Amount by such amount.

             (b) Transferor Deposit. On and after the date of its designa-tion as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the aggregate amount of Principal Receivables. If, following the exclusion of such Principal Receivables from the calcula-tion of the Transferor Amount, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Minimum Transferor Amount, the Transferor shall make a deposit into the Excess Funding Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount by which the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Minimum Transferor Amount (up to the amount of such Principal Receivables). The payment of such deposit amount in immediately available funds shall be considered payment in full of all of the Ineligible Receivables.

             The obligation of the Transferor to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders) or any Enhancement Provider.

             Section 2.6. Reassignment of Receivables in Trust Portfolio. If any representation or warranty of the Transferor set forth in Section 2.3(a), (b) or (c) or Section 2.4(a)(i), (v) or (vi) is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interest in the Receivables transferred to the Trust by the Transferor, then either the Trustee or the Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given to the Transferor and the Servicer (and to the Trustee if given by the Investor Certificateholders), may direct the Transferor to accept a reassignment of the Receivables transferred to the Trust by the Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions the Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables will not be reassigned to the Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Transferor shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

             The Transferor shall deposit in the Collection Account in immediately available funds not later than 11:00 a.m., New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with Article IV and the terms of each Supplement. The payment of such deposit amount in immediately available funds shall be considered payment in full of all of the Receivables.

             Upon the deposit, if any, required to be made to the Collection Account as provided in this Section and the reassignment of the applicable Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty (except for the warranty that since the date of transfer by the Transferor, the Trustee has not sold, transferred or encumbered any such Receivables or interest therein other than as contemplated by this sentence), all the right, title and interest of the Trust in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and furnished by the Transferor to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Transferor to accept reassignment of any Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders).

             Section 2.7. Covenants of the Transferor. The Transferor hereby covenants as follows:

             (a) Receivables to be Accounts, General Intangibles or Chattel Paper. Except in connection with the enforcement or collection of an Account, the Transferor will take no action to cause any Receivable trans-ferred by it to the Trust to be evidenced by any instrument (as defined in the UCC) and, if any such Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be deemed to be an Ineligible Receivable in accordance with Section 2.5(a).

             (b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter cre-ated, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable of which the Transferor has knowledge; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this
 Section 2.7(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Notwithstanding the foregoing, nothing in this Section 2.7(b) shall be construed to prevent or be deemed to prohibit the transfer of the Exchangeable Transferor Certificate and certain other rights of the Transferor in accordance with the terms of this Agreement and any related Supplement.

             (c) Transferor Interest. Except as otherwise permitted herein, including in Sections 2.12, 6.3 and 7.2, the Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor Interest represented by the Exchangeable Transferor Certificate or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

             (d) Delivery of Collections or Recoveries. If the Transferor receives Collections or Recoveries, the Transferor agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by the Transferor.

             (e) Notice of Liens. The Transferor shall notify the Trustee and each Enhancement Provider, if any, entitled to such notice pursuant to the relevant Supplement promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under
 Section 2.7(b).

             (f)  Separate Corporate Existence.  The Transferor shall:

                                              (i)  Maintain in full effect
             its existence, rights and franchises as a corporation under the laws of the state of its incorporation and obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to effect proper adminis-tration hereof and to permit and effectuate the transactions contemplated hereby.

                                              (ii)  Maintain its own deposit
             account or accounts, separate from those of any Affiliate of the Transferor, with commercial banking institutions. The funds of the Transferor will not be diverted to any other Person or for other than the corporate use of the Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of the Transferor shall not be commingled with those of any Affiliate of the Transferor.

                                              (iii)  Ensure that, to the
             extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                                               (iv)  Ensure that, to the
             extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Transferor and any of its Affiliates shall be only on an arm's-length basis.

                                              (v)  Maintain a principal
             executive and administrative office through which its business is conducted separate from those of its stockholders and Affiliates. To the extent that the Transferor and any of its stockholders or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                                              (vi)  Conduct its affairs
             strictly in accordance with its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including payroll and intercompany transaction accounts. Regular stock-holders, and directors, meetings shall be held at least annually.

                                              (vii)  Ensure that its Board
             of Directors shall be elected independently from the Boards of Directors of its Affiliates and shall at all times include at least one Independent Director (for purposes hereof, "Inde-pendent Director" shall mean any member of the Board of Direc-tors of the Transferor who is not and has not been (x) a director, officer, employee or shareholder of any Affiliate of the Transferor within a period of three years prior to such Person's election to the Board of Directors or (y) a member of the immediate family of any of the foregoing).

                                              (viii)  Ensure that decisions
             with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor.

                                              (ix)  Act solely in its own
             corporate name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor, except as expressly contem-plated by this Agreement or the Receivables Purchase Agreement.

                                              (x)  Ensure that no Affiliate
             of the Transferor shall advance funds to the Transferor, other than capital contributions from Pier 1 made to enable the Transferor to pay the purchase price of Receivables or as is otherwise provided in the Receivables Purchase Agreement, and no Affiliate of the Transferor will otherwise supply funds to, or guaranty debts of, the Transferor; provided, however, that additionally Pier 1 may provide funds to the Transferor in connection with capitalization of the Transferor to assure that the Transferor has substantial assets.

                                              (xi)  Not enter into any
             guaranty, or otherwise become liable, with respect to any obligation of any Affiliate of the Transferor.

                                              (xii)  Ensure that any
             financial reports required of the Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports pre-pared for any of its Affiliates.

             (g) Continuous Perfection. The Transferor shall not change its name, identity or structure in any manner that could cause any financing or continuation statement filed pursuant to this Agreement to be misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Transferor shall have delivered to the Trustee at least 30 days' prior written notice thereof and, no later than 30 days after making such change, shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. The Transferor shall not change its chief executive office or change the location of its principal records concerning the Receivables, the Trust Assets or the Collections unless it has delivered to the Trustee at least 30 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Trustee in the Re-ceivables and other Trust Assets to continue to be perfected with the priority required by this Agreement.

             (h) Reports to the Commission. The Transferor shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

             (i) Capitalization. The Transferor shall maintain at all times sufficient capital to meet its obligations as such may arise from time to time.

             (j) Designated Receivables. The Transferor shall designate certain Deferred Payment Plan Receivables to be treated as each having a Principal Receivable balance of zero on each Business Day on which the aggregate principal balance of Deferred Payment Plan Receivables exceeds 15% of the balance of the Aggregate Principal Receivables on such day, such that following such designation the Principal Receivables balance of all Deferred Payment Plan Receivables not so designated shall not exceed 15% of the balance of the Aggregate Principal Receivables on such day. The Transferor shall designate certain Foreign Receivables to be treated as each having a Principal Receivable balance of zero on each Business Day on which the aggregate Outstanding Balance of Foreign Receivables exceeds 1% of the aggregate Outstanding Balance of all Receivables on such day, such that following such designation the Outstanding Balance of all Foreign Re-ceivables not so designated shall not exceed 1% of the aggregate Outstanding Balance of all Receivables on such day. Receivables so desig-nated by the Transferor will not be treated as Eligible Receivables, their principal balances will not be credited toward the Aggregate Principal Receivables in the Trust and Collections with respect to such Receivables will be treated as Finance Charge Collections.

             Section 2.8. Covenants of the Transferor with Respect to the Receivables Purchase Agreement. The Transferor, in its capacity as purchaser of the Receivables from Pier 1 pursuant to the Receivables Purchase Agreement, hereby covenants that the Transferor will at all times enforce the covenants and agreements of the Credit Card Originator in the Receivables Purchase Agreement, including covenants to the effect set forth below.

             (a) Periodic Finance Charges and Other Fees. Except as other-wise required by any Requirement of Law, or as is deemed by the Credit Card Originator in its sole discretion to be appropriate, it shall not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or reduce other fees on the Accounts, if, either (a) as a result of such reduction it is reasonably expected that such reduction will cause a Pay Out Event to occur with respect to a Series or (b) such reduction (x) if the Credit Card Originator owns a comparable segment of receivables, is not applied to any such comparable segment of consumer open end credit accounts owned by the Credit Card Originator that have characteristics the same as or substantially similar to the Receivables that are the subject of such change and (y) if the Credit Card Originator does not own such a comparable segment of receiv-ables, will be made with the intent to materially benefit the Transferor over the Investor Certificateholders or to materially adversely affect the Investor Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Accounts.

             (b) Credit Card Agreements and Credit Card Guidelines. The Credit Card Originator shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust, the Certificate-holders or any Enhancement Provider hereunder or under the Certificates. Unless required by law or unless, in its sole discretion, the Credit Card Originator deems it appropriate, it will not change the terms and pro-visions of the Credit Card Agreements or the Credit Card Guidelines with respect to any of the Accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon), if, either (a) as a result of such change it is reasonably expected that such change will cause a Pay Out Ev-ent to occur with respect to a Series or (b) such change (x) if the Credit Card Originator owns a comparable segment of receivables, is not applied to any such comparable segment of consumer open end credit accounts owned by the Credit Card Originator that have characteristics the same as or substantially similar to the Receivables that are the subject of such change and (y) if the Credit Card Originator does not own such a comparable segment of receivables, will be made with the intent to materially benefit the Transferor over the Investor Certificateholders or to materially ad-versely affect the Investor Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Accounts.

             The Transferor further covenants that the Transferor will not enter into any amendments to the Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied.

             Section 2.9.  Addition of Accounts.  (a)  Required Additions.
(i) If, as of the close of business on the last Business Day of any Monthly Period, either (x) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is less than the Minimum Transferor Amount on such date or (y) the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables on such date, the Transferor shall on or prior to the close of business on the 10th Business Day following the last Business Day of such Monthly Period (the "Required Designation Date"), unless the Transferor Amount (excluding the interest represented by any Supplemental Certificate) equals or exceeds the Minimum Transferor Amount and the aggregate amount of Principal Receivables equals or exceeds the Minimum Aggregate Principal Receivables, as the case may be, in either case as of the close of business on any day after the last Business Day of such Monthly Period and prior to the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) as of the close of business on the Addition Date is at least equal to the Minimum Transferor Amount on such date and the aggregate amount of Principal Receiv-ables equals or exceeds the Minimum Aggregate Principal Receivables on such date. The failure of any condition set forth in paragraph (c) or (d) below, as the case may be, shall not relieve the Transferor of its obligation pursuant to this paragraph; provided, however, that the failure of the Transferor to transfer Receivables to the Trust as provided in this para-graph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided, further, that any such failure which has not been timely cured will nevertheless result in the occurrence of a Pay Out Event with respect to each Series for which, pursuant to the Supplement therefor, a failure by the Transferor to convey Receivables in Supplemental Accounts or Participation Interests to the Trust by the day on which it is required to convey such Receivables or Participation Interests constitutes a "Pay Out Event" (as defined in such Supplement).

             (ii) In lieu of, or in addition to, designating Supplemental Accounts pursuant to clause (i) above, the Transferor may, subject to the conditions specified in paragraph (c) below, convey to the Trust participations representing undivided interests in a pool of assets primarily consisting of open end credit card receivables generated in credit card accounts owned by a Credit Card Originator, and any interests in the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets, including any "Eligible Assets" as such term is defined in Rule 3a-7 under the Investment Company Act of 1940, as amended (or any successor to such Rule) and collections thereon ("Participation Interests"); provided that an opinion of counsel is delivered that such Participation Interest will not be classified, or cause the Trust to be classified for federal income tax purposes as an equity interest in an association taxable as a corporation; provided, further, that to the extent required pursuant to the Act, any Participation Interests transferred to the Trust shall have been (i) registered under the Act or
(ii) held for at least the applicable Rule 144(k) holding period. The addi-tion of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by an amendment hereto, dated the applicable Addition Date, pursuant to Section 13.1(a), which shall specify, among other things, the amount of Principal Receivables to be represented by such Participation Interests.

             (b) Permitted Additions. The Transferor may from time to time after an Automatic Additional Termination Date or an Automatic Addition Suspension Date (and in the latter case, prior to a Restart Date), at its sole discretion, subject to the conditions specified in paragraph (c) below, designate additional Eligible Accounts to be included as Accounts or designate Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date.

             (c) Conditions to Addition. On the Addition Date with respect to any Supplemental Accounts or Participation Interests added pursuant to Section 2.9(a) or 2.9(b), the Credit Card Originator will sell to the Transferor and the Transferor will thereafter transfer to the Trust the Receivables arising in Supplemental Accounts (and such Supplemental Ac-counts shall be deemed to be Accounts for purposes of this Agreement) and Participation Interests, subject to the satisfaction of the following condi-tions:

                                              (i)  on or before the tenth
             Business Day immediately preceding the Addition Date, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement written notice that the Supplemental Accounts or Participation Interests will be in-cluded and specifying the applicable Addition Date, the Addi-tion Cut-Off Date, the approximate number of accounts expected to be added and the approximate aggregate balances expected to be outstanding in the accounts to be added;

                                              (ii)  in the case of
             Supplemental Accounts, the Transferor shall have delivered to the Trustee copies of UCC-1 financing statements covering such Supplemental Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

                                              (iii)  as of each of the
             Addition Cut-Off Date and the Addition Date, (x) no Insolvency Event with respect to the Credit Card Originator or the Transferor shall have occurred, (y) the Credit Card Originator and the Transferor shall not be insolvent and (z) the transfer of the Receivables arising in the Supplemental Accounts or the Participation Interests to the Trust shall not have been made in contemplation of the occurrence of an Insolvency Event or the insolvency thereof;

                                              (iv)  except in the case of an
             Addition pursuant to Section 2.9(a), the Rating Agency Condition shall have been satisfied and in the case of an Addition pursuant to Section 2.9(a) which would exceed the Aggregate Addition Limit, the Transferor shall have provided to each Rating Agency at least 10 Business Days prior written notice of such Addition and at or prior to the end of such 10 Business Day period, the Transferor shall receive a notice in writing from each Rating Agency that such Addition will not result in the lowering or withdrawal of its then existing rating of the Investor Certificates of any Series;

                                              (v)  the Transferor shall have
             delivered to the Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an Officer's Cer-tificate, dated the Addition Date, stating that (x) in the case of Supplemental Accounts, as of the applicable Addition Date the Supplemental Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (iv) above have been satisfied and (z) the Transferor reasonably believes that (A) the addition by the Transferor of the Receivables arising in the Supplemental Accounts or of the Participation Interests to the Trust will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) in the case of Supplemental Accounts or Participation Interests, no selection procedure believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders has been used in designating the Supplemental Accounts (from among the available Eligible Accounts owned by the Credit Card Originator) or Participation Interest or a random selection procedure was used by the Trans-feror in selecting the Supplemental Accounts (from among the available Eligible Accounts owned by the Credit Card Origi-nator) or Participation Interests; and

                                              (vi)  the Transferor shall
             have delivered to the Trustee, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an outside Opinion of Counsel, dated the Addition Date, in accordance with Section 13.2(d).

             (d)                              Automatic Additional Accounts.


                                              (i)  All accounts which meet
             the definition of Automatic Additional Accounts shall be included as Accounts from and after the date upon which such Automatic Additional Accounts are created and all Receivables in such Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Trust upon purchase by the Transferor.
             For all purposes of this Agreement, all receivables of such Automatic Additional Accounts shall be treated as Receivables upon their creation. The Transferor may elect at any time to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the "Automatic Addition Termination Date"), or suspend any such inclusion as of any Business Day (an "Automatic Addition Suspension Date") until a date (the "Restart Date") to be notified in writing by the Transferor to the Trustee in each case by delivering to the Trustee, the Servicer and each Rating Agency prior written notice of such election at least 10 days prior to such Automatic Addition Termination Date or Automatic Addition Suspension Date. Promptly after an Automatic Addition Termination Date or any Automatic Addition Suspension Date, or a Restart Date, the Transferor and the Trustee agree to execute and the Transferor agrees to record and file at its own expense an amendment to the financing statements referred to in Section
             2.1 hereof to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and, except in connection with any such filing made after a Restart Date, to release any security interest in any accounts created after the Automatic Addition Termination Date or any Automatic Addition Suspension Date.

                                              (ii)  The Transferor shall not
             be permitted to continue to designate Automatic Additional Accounts to be included as Accounts pursuant to this subsection 2.9(d) (and the date on which such determination is made shall be also referred to as an "Automatic Addition Suspension Date") if the Aggregate Addition Limit would be exceeded as a result of the inclusion of such Automatic Additional Accounts as Ac-counts.

                                              On each Determination Date,
             the Transferor shall have delivered to the Rating Agencies and the Trustee an Officer's Certificate, certifying (i) that each Automatic Additional Account designated as an Eligible Account is an Eligible Account and (ii) that the Aggregate Addition Limit would not be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts or (y) if the Aggregate Addition Limit would be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts, that the Rating Agency Condition has been satisfied with re-spect to such inclusion.

                                              As of the Addition Date, (x)
             no Insolvency Event with respect to the Credit Card Originator or the Transferor shall have occurred, (y) the Credit Card Originator and the Transferor shall not be insolvent and (z) the transfer of the Receivables arising in the Automatic Addi-tional Accounts to the Trust shall not have been made in con-templation of the occurrence of an Insolvency Event or the in-solvency thereof.

                                              (iii)  The Transferor intends
             to continue to automatically add accounts so long as the Aggre-gate Addition Limit is not exceeded. Upon the Aggregate Addi-tion Limit being exceeded, the Transferor shall cease to designate Automatic Additional Accounts to be included as Accounts pursuant to this subsection 2.9(d) until a date (the "Restart Date") specified in a written notice given by the Transferor to the Trustee; provided, however, that the Transferor shall specify in such notice that on such Restart Date (x) the Aggregate Addition Limit would not be exceeded as a result of the inclusion of Automatic Additional Accounts as Accounts and (y) all accounts of the Credit Card Originator shall have been designated Accounts either as Automatic Additional Accounts prior to the Automatic Addition Suspension Date or as Supplemental Accounts.

             (e) Representations and Warranties. The Transferor hereby represents and warrants to the Trust as of the related Addition Date as to the matters relating to it set forth in paragraph (d)(iii) above and that the file or list delivered pursuant to paragraph (f) below is, as of the applicable Addition Cut-Off Date, true and complete in all material respects.

             (f) Delivery of Documents. In the case of the designation of Supplemental Accounts, the Transferor shall deliver to the Trustee (i) the computer file, microfiche list or printed list required to be delivered pursuant to Section 2.1 with respect to such Supplemental Accounts on the applicable Document Delivery Date and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assign-ment"), on the Document Delivery Date.

             (g) Adjustment to Calculations. The Transferor may direct that the Principal Receivables in the Additional Accounts be treated as Principal Receivables outstanding on the last day of the Monthly Period preceding the Monthly Period in which the Addition is made. Such direction may be made on the Addition Date only if all collections with respect to the Additional Accounts for the period from the last day of the preceding Monthly Period through the Addition Date are deposited in the Collection Account on the Addition Date. Following any such Addition, the Servicer shall allocate collections for the balance of such Monthly Period, including the collections deposited on the Addition Date, to the Certificateholders' Interest of each Series and the Transferor Amount so that each interest re-ceives the same allocations of Finance Charge Receivables, Principal Receivables and Default Amounts that it would have received if such Addi-tional Accounts had been included in the Trust for the entire Monthly Period in which the Addition occurred.

             Section 2.10. Removal of Accounts. On any day of any Monthly Period the Transferor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto on and after such date and all proceeds thereof in or with respect to the Accounts then owned by the Credit Card Originator and designated by the Transferor (the "Removed Accounts") or designated Participation Interests (unless otherwise set forth in the applicable Supplement), upon satisfaction of the following conditions:

             (a) on or before the tenth Business Day immediately preceding the Removal Date (the "Removal Notice Date") the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement written notice of such removal and specifying the date for removal of the Removed Accounts and Participation Interests (the "Removal Date");

             (b) with respect to Removed Accounts, on or prior to the date that is 10 Business Days after the Removal Notice Date, the Transferor shall have delivered to the Trustee a computer file, microfiche list or printed list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding, and the aggregate amount of Principal Receivables outstanding in such Account;

             (c) with respect to Removed Accounts, the Transferor shall have represented and warranted on the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (b) above, as of the Removal Notice Date, is true and complete in all material respects;

             (d) the Rating Agency Condition shall have been satisfied with respect to such removal;

             (e) the Transferor shall have delivered to the Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated as of the Removal Date, to the effect that the Transferor reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event or an event which with notice or lapse of time would constitute a Pay Out Event to occur with respect to any Series and (ii) (x) no selection procedure believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders has been used in designating the Removed Accounts from among any pool of Accounts or Participation Interests of a similar type or (y) a random se-lection procedure was used by the Transferor in selecting the Removed Accounts or Participation Interests;

             (f) the Transferor shall not utilize a selection procedure intended to include a disproportionately higher level of Defaulted Receivables in the Removed Accounts than exist in the Accounts and shall not remove such Accounts for the intended purpose of mitigating losses to the Trust; and

             (g) the Transferor shall pay to the Trust the greater of (i) the fair market value (as of the Removal Date) of the Receivables to be removed and (ii) the amount of the Principal Receivables to be removed; to the extent the fair market value of the Receivables exceeds the amount of the Principal Receivables to be removed, the amount of such excess shall be treated as Collections of Finance Charge Receivables.

             Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Transferor or its designee a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to the Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts or the Participation Interests, all moneys due and to become due and all amounts received with respect thereto on and after the Removal Date and all proceeds thereof. In addition, the Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and furnished by the Transferor to effect the conveyance of Receivables pursuant to this Section.

             Section 2.11. Discount Option. (a) The Transferor shall designate a percentage (the "Discount Percentage"), initially equal to 1%, of the amount of Receivables arising in the Accounts that would otherwise constitute Principal Receivables (prior to subtracting from Principal Receivables, Finance Charge Receivables that are Discount Option Receiv-ables) to be treated as Finance Charge Receivables. The Transferor may from time to time increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination shall become effective on the date specified therein only if (i) the Transferor has delivered to the Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at the time, the Transferor reasonably believes that such increase, reduction or elimination shall not at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series and (ii) the Discount Percentage shall not be greater than 3% at any time, unless the Transferor, the Servicer and the Trustee shall have received written confirmation from each Rating Agency that the Rating Agency Condition is satisfied.

             (b) On each Date of Processing the Transferor shall treat Discount Option Receivables Collections as Collections of Finance Charge Receivables.

             Section 2.12. Additional Transferors. The Transferor may designate additional Persons to be included as Transferors under this Agree-ment by an amendment to this Agreement (which amendment shall be subject to Section 13.1) and, in connection with such designation, the Transferor shall surrender the Exchangeable Transferor Certificate to the Trustee in exchange for a newly issued Exchangeable Transferor Certificate reflecting such additional Transferor's interest in the Transferor Interest; provided, however, that prior to any such designation and issuance the conditions set forth in Section 6.3(c) shall have been satisfied with respect thereto.

                                 ARTICLE III

                        Administration and Servicing
                               of Receivables

             Section 3.1. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) Pier 1 agrees to act as Servicer under this Agreement, and the Certificateholders by their acceptance of Certificates consent to Pier 1 acting as Servicer. Notwithstanding the foregoing or any other provisions of this Agreement or any Supplement, the Investor Certificateholders consent to an Affiliate of Pier 1 acting as Servicer hereunder, in full substitution for Pier 1; provided that such Affiliate acting as Servicer shall expressly assume in writing (unless such assumption occurs by operation of law), by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Servicer, as applicable hereunder, and shall in all respects be designated the Servicer under this Agreement; provided, further, that Pier 1 will remain jointly and severally liable with such Affiliate.

             (b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card and other consumer open end credit receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, and subject to Section 10.1 and provided Pier 1 is the Servicer, the Servicer or its designee (rather than the Trustee) is hereby authorized and empowered (i) to instruct the Trustee to make withdrawals and payments from the Collection Account, the Principal Account, the Finance Charge Account and any Series Account, as set forth in this Agreement or any Supplement, and (ii) to take any action required or permitted under any Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer or its designee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements; provided, however, that initially, the Transferor shall make any filings with the Commission and under state securities laws on behalf of the Trust. The Trustee shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

             (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

             (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

             (e) The Servicer shall be liable for the payment, without reimbursement, of all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel) in accordance with Section 11.5, fees and disbursements of independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust, the Investor Certificateholders of a Series or the Transferor (other than Federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

             (f) The Servicer agrees that upon a request by the Transferor it will use its best efforts to obtain and maintain the listing of the Investor Certificates of any Series or Class on any specified securities exchange. If any such request is made, the Servicer shall give notice to the Transferor and the Trustee of the date on which such Investor Certificates are approved for such listing. Within three Business Days following receipt of notice by the Servicer of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange the Servicer, in its sole discretion, may terminate any listing on any such securities exchange.

             Section 3.2. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Series Invested Amount (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to (i) the Certificateholders' Interest of a particular Series with respect to any Monthly Period (the "Monthly Servicing Fee") and (ii) the Enhancement Invested Amount, if any, of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The share of the Servicing Fee allocable to any Participation with respect to any Monthly Period will be determined in accordance with the applicable Participation Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Certificateholders' Interest or the Enhancement Invested Amount, if any, of a particular Series or any Participation shall be paid from amounts allocable to the Holder of the Exchangeable Transferor Certifi-cate on the related Distribution Date. In no event shall the Trust, the Trustee, the Investor Certificateholders of any Series, the holder of any Participation or any Enhancement Provider be directly liable for the share of the Servicing Fee with respect to any Monthly Period to be paid from amounts allocable to the Holder of the Exchangeable Transferor Certificate.

             Section 3.3. Representations, Warranties and Covenants of the Servicer. Pier 1, in its capacity as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Trust (and agrees that the Trustee may rely on each such representation, warranty and covenant in accepting the Receivables in trust and in authenticating the Certificates):

             (a)  Organization and Good Standing.  The Servicer is either
(i) a national banking association duly organized, validly existing and in good standing under the laws of the United States or (ii) a corporation (or with respect to such Successor Servicer, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the State of Delaware (or with respect to such Successor Servicer, the jurisdiction of its organization), and has full corporate power, authority and legal right to execute, deliver and perform its obliga-tions under this Agreement and each Supplement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

             (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Investor Certificateholders hereunder or under any Supplement.

             (c) Due Authorization. The execution, delivery, and per-formance of this Agreement and each Supplement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

             (d) Binding Obligation. This Agreement and each Supplement constitute a legal, valid and binding obligation of the Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general (or with respect to such Successor Servicer, such other entity as may be applicable) and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

             (e) No Violation. The execution and delivery of this Agreement and each Supplement by the Servicer, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or the certificate of incorporation or by-laws or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties are bound which would have a material adverse effect on the interests of the Investor Certificate-holders hereunder or under any Supplement.

             (f) No Proceedings. There are no proceedings or investiga-tions pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

             (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled hereunder or in connection with the Receivables and the related Accounts, will maintain in effect all governmental qualifications required under Requirements of Law in order to properly service the Receivables and the related Accounts and will comply in all material respects with its certificate of incorporation and by-laws and all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Investor Certificate-holders.

             (h) No Rescission or Cancellation. Subject to Section 3.9, the Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines.

             (i) Protection of Certificateholders' Rights. Except as provided in subsection 2.8(a) and (b) hereof with respect to the Receivables Purchase Agreement, the Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Certificateholders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables.

             (j) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper (as such terms are defined in the UCC).

             (k) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement and each Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained; provided, however, that the Servicer makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

             (l) Maintenance of Records and Books of Account. The Servicer shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Receivables. Such documents, books and computer records shall reflect all facts giving rise to the Receivables, all payments and credits with respect thereto, and, to the extent required pursuant to Section 2.1, such documents, books and computer records shall indicate the interests of the Trust in the Receivables.

             For purposes of the representations and warranties set forth in this Section 3.3, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

             If any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) with respect to any Receivable or the related Account is breached, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are materially impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, then no later than the expiration of 60 days (or such longer period, as may be agreed to by the Trustee) from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the rele-vant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which such breach was cured.

             The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection with respect to such Receivables and shall be applied in accordance with Article IV and the terms of each Supplement.

             Upon each such assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty (except for the warranty that since the date of transfer by the Transferor, the Trustee has not sold, transferred or encumbered any such Receivables or interest therein other than as contemplated by this sentence), all right, title and interest of the Trust in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to accept assignment of such Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account or the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders) or any Enhancement Provider, except as provided in
Section 8.4.

             Section 3.4.  Reports and Records for the Trustee.

             (a) Daily Records. Upon reasonable prior notice by the Trustee, the Servicer shall make available at an office of the Servicer (or other location designated by the Servicer if such records are not accessible by the Servicer at an office of the Servicer) selected by the Servicer for inspection by the Trustee or its agent (reasonably acceptable to the Servicer) on a Business Day during the Servicer's normal business hours a record setting forth (i) the Collections on each Receivable and (ii) the amount of Receivables for the Business Day preceding the date of the inspection. The Servicer shall, at all times, maintain its computer files with respect to the Receivables in such a manner so that the Receivables may be specifically identified and, upon reasonable prior request of the Trustee, shall make available to the Trustee, at an office of the Servicer (or other location designated by the Servicer if such computer files are not located at an office of the Servicer) selected by the Servicer, on any Business Day of the Servicer during the Servicer's normal business hours any computer programs necessary to make such identification.

             (b)  Daily Report.

                                              (i)  On each Business Day the
 Servicer shall prepare a completed Daily Report substantially in the form of Exhibit G hereto.

                                              (ii)  The Servicer shall
 deliver to the Trustee (with copies to the Depositary if the Depositary is not also the Trustee) the Daily Report by 2:30 p.m. (New York City time) on each Business Day with respect to activity in the Receivables for such Business Day (or, in the case of a Daily Report delivered on the Business Day following a Saturday, Sunday or other non-Business Day the aggregate activity for such Business Day and such preceding non-Business Days).

                                              (iii)  Upon discovery of any
 error or receipt of notice of any error in any Daily Report, the Servicer, the Transferor and the Trustee shall arrange to confer and shall agree upon any adjustments necessary to correct any such errors. If any such error is material, the Servicer or the Trustee, as the case may be, shall retain all Collections (or such lesser amount as the Trustee and the Servicer shall agree to be necessary to cover any such error) in the Collection Account until such material error is corrected. Unless the Trustee has received written notice of any error or discrepancy, the Trustee may rely on each Daily Report delivered to it for all purposes hereunder.

             (c) Settlement Statement. On each Determination Date, the Servicer shall, prior to 3:00 p.m. (New York City time) on such day, deliver to the Trustee the Settlement Statement for the related Monthly Period substantially in the form of Exhibit I hereto.

             Section 3.5. Annual Servicer's Certificate. The Servicer will deliver, as provided in Section 13.5, to the Trustee, any Enhancement Provider and the Rating Agencies on or before ninety days following the end of each of the Transferor Fiscal Years, beginning on May 30, 1998, an Officer's Certificate substantially in the form of Exhibit D stating that
(a) a review of the activities of the Servicer during the twelve-month period (which shall be the period from the first day of the preceding Transferor Fiscal Year to and including the last day of such Transferor Fiscal Year or in the case of the first such Officer's Certificate, from the Trust Cut-Off Date to the last day of such Transferor Fiscal Year) and its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certification may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

             Section 3.6. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available. (a) On or before the 120th day following the end of each Transferor Fiscal Year, beginning with the Transferor Fiscal Year ending in calendar year 1998, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer and examined certain documents relating to the servicing of Accounts under this Agreement and each Supplement and that, on the basis of such agreed upon procedures, such firm is of the opinion that the Servicer's assertion regarding the effectiveness of the internal control structure in effect on the date of such statement is fairly presented. Such report shall set forth the agreed upon procedures performed. Any findings or exceptions, except for such exceptions believed to be immaterial as a result of the performance of such procedures, shall be set forth in such report. A copy of such report shall be delivered to each Investor Certificateholder by the Servicer and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement.

             (b) On or before the 120th day following the end of each Transferor Fiscal Year, beginning with the Transferor Fiscal Year ending in calendar year 1998, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer to compare the mathematical calcu-lations of certain amounts set forth in the Settlement Statement delivered pursuant to Section 3.4(c) during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such agreed upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report shall be delivered to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement.

             (c)  A copy of each certificate and report provided pursuant to
Section 3.4(c), 3.5 or 3.6 may be obtained by any Investor Certificateholder or Certificate Owner by a request to the Trustee addressed to the Corporate Trust Office.

             Section 3.7. Tax Treatment. The Transferor has entered into this Agreement, and the Certificates will be issued with the intention that, unless otherwise specified in any Supplement, for Federal, state and local income and franchise tax purposes, the Investor Certificates (except any Certificates held by the Transferor) of each Series will qualify as debt secured by the Receivables. The Transferor, by entering into this Agree-ment, each Certificateholder, by the acceptance of its Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat the Investor Certificates for Federal, state and local income and franchise tax purposes as debt. Each Holder of an Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in an Investor Certificate through it to comply with this Agreement as to treatment as debt under applicable tax law, as described in this Section 3.7. Furthermore, subject to Section 11.11 or unless the Transferor shall determine that the filing of returns is appropriate, the Trustee shall treat the Trust as a security device only and shall not file tax returns or obtain an employer identification number on behalf of the Trust and none of the parties hereto shall make the election provided for in Treasury Regulation Section 301.7701-3(c).

             Section 3.8. Notices to Pier 1. If Pier 1 is no longer acting as Servicer, any Successor Servicer shall deliver to Pier 1 each certificate and report required to be provided thereafter pursuant to Section 3.4(c),
3.5 or 3.6.

             Section 3.9. Adjustments. (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unau-thorized charge or billing error to an accountholder, or because such Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables will be reduced by the product of one minus the Finance Charge Receivable Factor and the amount of any Receivable which was a fraudulent or counterfeit charge or with respect to which the covenant of the Transferor contained in Section 2.7(b) has been breached. Notwithstanding the foregoing, any Collection with respect to such Receivables, the balances of which have been adjusted downward, which would otherwise have been treated as Collections of Princi-pal Receivables shall be treated as Collections of Principal Receivables. Any adjustment required as provided above shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Minimum Transferor Amount, not later than 11:00 a.m., New York City time, on the Distribution Date following the Monthly Period in which such adjustment obligation arises, the Transferor shall pay to the Servicer for deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Minimum Transferor Amount (up to the amount of such Principal Receivables) (any such payment, an "Adjustment Payment"). Any amount depos-ited into the Excess Funding Account pursuant to the preceding sentence shall be considered Principal Collections and shall be applied in accordance with Article IV and the terms of each Supplement; provided, however, that any amounts paid by the Transferor pursuant to the preceding sentence after the time period specified therein, to the extent of any related Adjustment Payment Shortfall, shall not be deposited in the Excess Funding Account but shall be considered Finance Charge Collections and shall be applied in accordance with Article IV and the Supplement.

             (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, any adjustments made pursuant to this paragraph will be reflected in a current report but will not change any amount of Collections previously reported pursuant to subsection 3.4(c).

                                 ARTICLE IV

                      Rights of Certificateholders and
                  Allocation and Application of Collections

             Section 4.1. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, (a) the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement and (b) funds on deposit in the Collection Account, the Principal Account and the Finance Charge Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds avail-able pursuant to any related Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that, unless otherwise specified in the Supplement with respect to such Series, the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Exchangeable Transferor Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated, pursuant to this Agreement, any Supplement or any Participation Supplement, to the Certificateholders' Interest or any Participation, respectively, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agree-ment or any Supplement to be paid to the Transferor on behalf of the Holder of the Exchangeable Transferor Certificate (the "Transferor's Interest"); provided, however, that the Exchangeable Transferor Certificate shall not represent any interest in the Collection Account, the Principal Account, the Finance Charge Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

             Section 4.2. Establishment of Collection Account, Finance Charge Account, Principal Account and Excess Funding Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, four Eligible Deposit Accounts bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Collection Account," the "Principal Account," the "Finance Charge Account" and the "Distribution Account," respectively). Each of the Collection Account, the Principal Account, the Finance Charge Account and the Distribution Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account, the Principal Account, the Finance Charge Account and the Distribution Account and in all proceeds thereof for the benefit of the Certificateholders. Each of the Collection Account, the Principal Account, the Finance Charge Account and the Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account, the Principal Account, the Finance Charge Account or the Distribution Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Enhancement Provider. If at any time the Collection Account, Principal Account, Finance Charge Account or Distribution Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account, Principal Account, Finance Charge Account or Distribution Account, as applicable, meeting the conditions specified above, transfer any cash or any investments to such new Collection Account, Principal Account, Finance Charge Account or Distribution Account, as applicable, and from the date such new account is established, it shall be the "Collection Account," "Principal Account," "Fi-nance Charge Account" or "Distribution Account," as applicable.

             Funds on deposit in the Principal Account and the Finance Charge Account shall at the written direction of the Servicer or the Transferor be invested by the Trustee in Cash Equivalents selected by the Servicer or the Transferor. All such Cash Equivalents shall be held by the Trustee for the benefit of the Certificateholders. The Trustee shall main-tain for the benefit of the Certificateholders possession of the negotiable instruments or certificated securities, if any, evidencing such Cash Equivalents. Investments of funds in the Principal Account or the Finance Charge Account representing Collections collected during any Monthly Period shall be invested in Cash Equivalents that will convert or be convertible into cash so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Cash Equivalent shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of a Cash Equivalent before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Cash Equivalent or if, prior to the maturity of such Cash Equivalent, a default occurs in the payment of principal, interest or any other amount with respect to such Cash Equivalent. On each Distribution Date, all inter-est and other investment earnings (net of losses and investment expenses) on funds on deposit in the Principal Account and the Finance Charge Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period, except as otherwise specified in any Supplement. For purposes of determining the balances in the Principal Account (which are available for distribution to Certificateholders) under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be on deposit (or available for distribution).

             The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Excess Funding Account"). The Excess Funding Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Excess Funding Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Enhancement Provider. If, at any time, the Excess Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Excess Funding Account meeting the conditions specified above, transfer any cash or any investments to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account."

             Funds on deposit in the Excess Funding Account shall at the written direction of the Servicer or the Transferor be invested by the Trustee in Cash Equivalents selected by the Servicer or the Transferor. All such Cash Equivalents shall be held by the Trustee for the benefit of the Certificateholders. The Trustee shall maintain for the benefit of the Certificateholders possession of the negotiable instruments or certificated securities, if any, evidencing such Cash Equivalents. Funds on deposit in the Excess Funding Account on any day will be invested in Cash Equivalents that will convert or be convertible into cash so that all funds will be available at the close of business on the next Business Day. No Cash Equivalent shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of a Cash Equivalent before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Cash Equivalent or if, prior to the maturity of such Cash Equivalent, a default occurs, in the payment of principal, interest or any other amount with respect to such Cash Equivalent. Funds deposited in the Excess Funding Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in the related Supplement. Unless otherwise directed by the Servicer, funds on deposit in the Excess Funding Account will be withdrawn and paid to the Holder of the Exchangeable Transferor Certificate or such other Person as may be specified in a Supplement on any Business Day to the extent that the Transferor Amount [(excluding the inter-est represented by any Supplemental Certificate)] would otherwise exceed the Minimum Transferor Amount on such date. On any Transfer Date on which one or more Series is in a Controlled Accumulation Period or Amortization Period, the Servicer shall determine the aggregate amounts of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and the Servicer shall instruct the Trustee to withdraw such amount (up to the amount on deposit in the Excess Funding Account) on the succeeding Distribution Date and allocate such amount among each such Series as specified in each related Supplement; provided, however, that funds shall only be withdrawn from the Excess Funding Account for allocation to cover such Principal Shortfalls if, and to the extent, that such allocation will not result in the reduction of the Transferor Amount (excluding the interest represented by any Supplemental Certificate) to an amount below the Minimum Transferor Amount. For purposes of determining the balances (which are available for distribution to Certificateholders) in the Excess Funding Account for any reason under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be on deposit (or available for distribution).

             Each of the Principal Account, the Finance Charge Account and the Excess Funding Account and each Series Account shall be established at a depository institution which agrees in writing as follows: (i) all money, securities, instruments and other property credited to any such account shall be treated as "financial assets" within the meaning of Section 8-102(a)(9) of the 1994 Official Text of the Uniform Commercial Code and (ii) such depository institution will comply with "entitlement orders" (within the meaning of Section 8-1029(a)(8) of the 1994 Official Text of the Uniform Commercial Code) issued by the Trustee and relating to such account without further consent by the Transferor or any other person.

             Section 4.3. Collections and Allocations. (a) The Servicer will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below and in each Supplement, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, if Pier 1 or an Affiliate of Pier 1 remains the Servicer and (x) for so long as Pier 1 maintains a short-term debt rating of "F-1" or better by Fitch and "P-1" or better by Moody's (or such other rating below "F-1" or "P-1", as the case may be, which is satisfactory to each Rating Agency), or (y) Pier 1 has provided to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the Rating Agency Condition has been satisfied), the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 11:00 a.m., New York City time, on the related Transfer Date.

             (b) On each Business Day for all purposes of this Agreement and each Supplement, the Servicer shall allocate all Collections received for any period between Finance Charge Collections and Principal Collections. Such Collections shall be allocated on each Business Day such that the sum of (i) the product of (x) such Collections received with respect to such Business Day minus Recoveries on such Business Day and (y) the sum of the Yield Factor and the Discount Percentage in effect with respect to such Business Day and (ii) any investment earnings with respect to amounts on deposit in the Excess Funding Account on such Business Day and (iii) Recoveries on such Business Day shall be considered Finance Charge Collec-tions and the remainder of such Collections shall be considered Principal Collections. With respect to each day during each Monthly Period, (i) Collections of Finance Charge Receivables will be allocated to the Certificateholders' Interest of each Series, and (ii) Collections of Principal Receivables will be allocated to the Certificateholders' Interest of each Series, each as set forth in the Supplement related to such Series.

             On each Determination Date, the Servicer shall determine the aggregate amount of Finance Charge Collections and Principal Collections for the preceding Monthly Period determined in each case in accordance with clause (y) of the respective definitions thereof. If, with respect to any Monthly Period, the aggregate amount of Finance Charge Collections for each Business Day in such Monthly Period, determined in accordance with clause
(x) of the definition of Finance Charge Collections, exceeds the amount of Finance Charge Collections for such Monthly Period, determined in accordance with clause (y) of the definition of Finance Charge Collections, the amount of such excess shall be treated as Principal Collections with respect to such Monthly Period. If, with respect to any Monthly Period, the aggregate amount of Finance Charge Collections for each Business Day in such Monthly Period, determined in accordance with clause (x) of the definition of Finance Charge Collections, is less than the amount of Finance Charge Collections for such Monthly Period, determined in accordance with clause
(y) of the definition of Finance Charge Collections, amounts initially allocated as Principal Collections in an amount equal to such shortfall shall be treated as Finance Charge Collections with respect to such Monthly Period. On each Determination Date following any adjustment to the total amount of Finance Charge Collections and Principal Collections as described above, the Servicer shall determine the aggregate amount which would have been deposited in the Finance Charge Account and the Principal Account for each Series with respect to the preceding Monthly Period in accordance with the provisions of each Supplement if Collections had been allocated on such adjusted basis. If the amount on deposit in the Finance Charge Account on any Determination Date with respect to the preceding Monthly Period is less than the amount that would have been deposited therein had Collections been allocated on such adjusted basis, the Trustee, at the written direction of the Servicer, shall deposit in the Finance Charge Account the amount of such shortfall first from amounts on deposit in the Principal Account to the extent that any such amounts would not have been deposited therein had Collections been allocated on such adjusted basis and second from the Transferor to the extent of amounts paid to the Transferor during such Monthly Period which would otherwise have been deposited in the Finance Charge Account had Collections been allocated on such adjusted basis. If the amount on deposit in the Principal Account on any Determination Date with respect to the preceding Monthly Period is less than the amount that would have been deposited therein had Collections been allocated on such adjusted basis, the Trustee, at the written direction of the Servicer, shall deposit in the Principal Account the amount of such shortfall first from amounts on deposit in the Finance Charge Account to the extent that any such amounts would not have been deposited therein had Collections been allocated on such adjusted basis and second from the Transferor to the extent of amounts paid to the Transferor during such Monthly Period which would otherwise have been deposited in the Principal Account had Collections been allocated on such adjusted basis.

             (c) Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (A) the Transferor's Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period; provided, however, that, if the Transferor Amount (determined after giving effect to any payment of such allocated amount and any Principal Receivables transferred to the Trust on such date and excluding the interest represented by any Supplemental Certificate), would otherwise be less than or equal to the Minimum Tra-nsferor Amount, the Servicer will not distribute to the Holder of the Exchangeable Transferor Certificate any such allocated amounts that other-wise would be distributed to the Holder of the Exchangeable Transferor Certificate, but shall deposit such funds in the Excess Funding Account. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Exchangeable Transferor Certificate.

             The payments to be made to the Holder of the Exchangeable Transferor Certificate pursuant to this Section 4.3(c) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to Section 2.6 or 10.1, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.2 or 12.2 or payment of the purchase price for the Certificateholders' Interest of a specific Series pursuant to the related Supplement.

             (d) Throughout the existence of the Trust, unless otherwise stated in any Participation Supplement, the Servicer shall allocate to the holders of any Participations an amount equal to the product of (A) the related Participation Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables, Finance Charge Receivables and Recoveries, respectively, and the aggregate Defaulted Amount, in each case, in respect of each Monthly Period. Notwith-standing anything in this Agreement to the contrary, unless otherwise stated in any Participation Supplement, the Servicer need not deposit these amounts or any other amounts so allocated to any Participation pursuant to any Participation Supplement into the Collection Account and shall pay such amounts as collected to the holder of the related Participation.

             The payments to be made to the holder of any Participation pursuant to this Section 4.3(d) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to Section 2.6 or 10.1, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.2 or 12.2 or payment of the purchase price for the Certificateholders' Interest of a specific Series pursuant to the related Supplement.

             Section 4.4. Shared Principal Collections. On each Business Day, (a) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series, and any remainder may, at the option of the Transferor, be applied as principal with respect to any Variable Funding Certificate and (b) the Servicer shall instruct the Trustee to withdraw from the Collection Account or the Excess Funding Account and pay to the Holder of the Exchangeable Transferor Certificate an amount equal to the excess, if any, of (x) the sum of the aggregate amount for all out-standing Series which the related Supplements or this Agreement specify are to be treated as "Shared Principal Collections" for such Distribution Date plus the amount of any payment received by the Trustee from the holder of any Participation with respect to the purchase of a Participation or any increases in the principal amount of such Participation (such sum to be treated for purposes of this Agreement as "Shared Principal Collections") over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Supplements specify are "Principal Shortfalls," for such Business Day; provided, however, that, if, on any Business Day the Trans-feror Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date) would otherwise be less than or equal to the Minimum Transferor Amount, the Servicer will not distribute to the Holder of the Exchangeable Transferor Certificate any Shared Principal Collections that otherwise would be distributed to the Holder of the Ex-changeable Transferor Certificate, but shall deposit such funds in the Excess Funding Account.

             Section 4.5. Excess Finance Charge Collections. On each Business Day, (a) for each Group the Servicer shall apply the aggregate amount for all outstanding Series in such Group of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Business Day to each Series in such Group, pro rata, in proportion to the aggregate amount for all outstanding Series which the related Supplements specify are "Finance Charge Shortfalls", if any, with respect to each such Series, and (b) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account and pay to the Holder of the Exchangeable Transferor Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group which the related Supplements specify are "Finance Charge Shortfalls" for such Distribution Date; provided, however, that the sharing of Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferor, the continued sharing of Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of such an Officer's Certificate to the Trustee, there will not be any further sharing of Excess Finance Charge Collections among Series in any Group.

             Section 4.6. Allocations During Funding Period. To the extent that the Servicer establishes an Eligible Deposit Account as a pre-funding account (the "Pre-Funding Account") with respect to any Series, bearing a designation indicating that the funds deposited therein are for the benefit of such Series, during the period (the "Funding Period"), as set forth in the related Supplement, that the Pre-Funding Account maintains a balance, the date upon which an increase in the Invested Amount of such Series in accordance with the terms of such related Supplement occurs shall be treated as an Addition Date solely for the purpose of calculating the Investor Percentages. Such Addition Date shall be deemed to occur on the date of each such increase and the Floating Allocation Percentages shall be calcu-lated accordingly.

                                  ARTICLE V

                        Distributions and Reports to
                             Certificateholders

             Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                                 ARTICLE VI

                              The Certificates

             Section 6.1. The Certificates. The Investor Certificates of any Series or Class may be issued in bearer form ("Bearer Certificates") with attached interest coupons and any other applicable coupon (collectively, the "Coupons") or in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Exchangeable Transferor Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.2. Unless otherwise specified in the applicable Participation Supplement, each Participation shall be uncertificated. Each Supplemental Certificate shall be either issued in registered form or shall be uncertificated, in either case as specified in the applicable Supplement. Except as otherwise provided in Section 6.3 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $5,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof and shall be subject to the terms specified in the applicable Supplement. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section
6.13. The Exchangeable Transferor Certificate shall initially be a single certificate and shall initially represent the entire Transferor Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certifi-cates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Closing Date. All Registered Certificates and the Exchangeable Transferor Certificate shall be dated the date of their authentication.

             Section 6.2. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Exchangeable Transferor Certificate to the Transferor simultaneously with its delivery of the Inves-tor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

             Section 6.3. New Issuances. (a) The Transferor may from time to time direct the Trustee, on behalf of the Trust, to authenticate one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

             (b) On or before the Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to authenticate the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions; provided, however, that the conditions set forth in clauses (i), (iii), (iv) and (v) shall not be applicable to the issuance of the first Series of Investor Certificates:

                                              (i)  on or before the tenth
 Business Day immediately preceding the Closing Date, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement notice of such issuance and the Closing Date;

                                              (ii)  the Transferor shall
 have delivered to the Trustee the related Supplement, executed by each party hereto other than the Trustee;

                                              (iii)  the Transferor shall
 have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

                                              (iv)  the Rating Agency
 Condition shall have been satisfied with respect to such issuance;

                                              (v)  the Transferor shall have
 delivered to the Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated the Series Issuance Date, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series;

                                              (vi)  the Transferor shall
 have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the Closing Date, with respect to such issuance and an Opinion of Counsel substantially to the effect that the Transferor was duly incorporated and is validly existing and that the Investor Certificates of such Series, when executed, authenticated, delivered and paid for, will be duly and validly issued and outstanding; and

                                              (vii)  the Transferor Amount
 (excluding the interest represented by any Supplemental Certificate) shall not be less than the Minimum Transferor Amount, as of the Closing Date and after giving effect to such issuance.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and authenticate the Investor Certificates of such Series upon execution thereof by the Transferor.

             (c) The Transferor may surrender the Exchangeable Transferor Certificate to the Trustee in exchange for a newly issued Exchangeable Transferor Certificate and one or more additional certificates (each a "Supplemental Certificate"), the terms of which shall be defined in a Supplement (which Supplement shall be subject to Section 13.1(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                                              (i)  the Transferor Amount
 (excluding the interest represented by any Supplemental Certificate) shall not be less than the Minimum Transferor Amount, as of the date of, and after giving effect to, such exchange;

                                              (ii)  the Rating Agency
 Condition shall have been satisfied with respect to such exchange (or transfer or exchange as provided below); and

                                              (iii)  the Transferor shall
 have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above.

             (d) The Exchangeable Transferor Certificate (or any interest therein) may be transferred to a Person which is a member of the "affiliated group" as defined in Code Section 1504(a) of which Pier 1 Funding is a member without the consent or approval of the Holders of the Investor Certificates, provided that (i) the Rating Agency Condition shall have been satisfied with respect to such transfer and the Transferor shall have delivered to the Trustee and each Rating Agency, (ii) a Tax Opinion, dated the date of such transfer, with respect thereto, and (iii) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Minimum Transferor Amount. In connection with any such transfer, the Person to whom the Exchangeable Transferor Certifi-cate is transferred will, by its acquisition and holding of an interest in the Exchangeable Transferor Certificate, assume all of the rights and obligations of the Transferor as described in this Agreement and in any Supplement or amendment thereto (including the right under this subsection
(d) with respect to subsequent transfers of an interest in the Exchangeable Transferor Certificate).

             (e) The Transferor may direct the Trustee to issue on behalf of the Trust one or more participations (each, a "Participation"), the terms of which shall be defined in a Participation Supplement (the "Participation Supplement," which shall be subject to Section 13.1(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor upon satisfaction of the following conditions:

                                              (i)  the Transferor Amount
 (excluding the interest represented by any Supplemental Certificate) shall not be less than the Minimum Transferor Amount, as of the date of, and after giving effect to, such exchange;

                                              (ii)  the Rating Agency
 Condition shall have been satisfied with respect to such issuance (or transfer as provided below); and

                                              (iii)  the Transferor shall
 have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such issuance (or transfer as provided below), with respect thereto.

Any Participation may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above. The Trustee, at the direction of the Transferor, may agree to extend the term of any Participation. Any payments made by the holder of any Participation and re-ceived by the Trustee with respect to the purchase of any Participation or the increase in the principal amount of the Participation shall be treated as Collections of Principal Receivables pursuant to subsection 4.4.

             Section 6.4. Registration of Transfer and Exchange of Certifi-cates. (a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be Texas Commerce Bank National Association, and any co-transfer agent and co-registrar chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg or another western European city. So long as any Investor Certificates are outstand-ing, the Transfer Agent and Registrar shall maintain an office in New York City or the Transferor shall appoint a co-transfer agent and co-registrar in New York City. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

             The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Transferor, the Trustee and the Servicer; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferor.

             Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

             At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

             Whenever any Investor Certificates are so surrendered for ex-change, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive.
Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

             No service charge shall be made for any registration of trans-fer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

             All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

             The Transferor shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

             (b) The Transfer Agent and Registrar will maintain at its expense in the City of New York and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

             (c) (i) Registration of transfer of Investor Certificates containing (x) a legend substantially to the effect set forth on Exhibit E-1-A shall be effected only if such transfer is made pursuant to an effective registration statement under the Act or is exempt from the registration requirements under the Act and (y) a legend substantially to the effect set forth on Exhibit E-1-B shall be effected only if such transfer is made to a Person that is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code,
 (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity or (v) a person investing "plan assets" of any such plan (including for purposes of clauses (iv) and (v), any insurance company general account, but excluding any entity registered under the In-vestment Company Act of 1940, as amended) (each, a "Benefit Plan") unless otherwise provided in the applicable Supplement. In the event that regis-tration of a transfer of Investor Certificates is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Trans-feror, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment representation letter attached hereto as Exhibit E-2, and, with respect to Investor Certificates other than Book-Entry Certificates, no registration of trans-fer shall be made until such letter is so delivered.

                                              Investor Certificates issued
 upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to in clause (y) above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an opinion of counsel, satisfactory to each of them, to the effect that such legend may be removed.

                                              Whenever an Investor
 Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

                                              (ii)  Registration of transfer
 of Investor Certificates containing a legend to the effect set forth on Exhibit E-1-B shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

             Section 6.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them and the Transferor harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

             Section 6.6. Persons Deemed Owners. The Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of these may
(a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of these shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicer, any other Holder of the Exchangeable Transferor Certificate, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Servicer, any other Holder of the Exchangeable Transferor Certificate or any Affiliate thereof.

             Section 6.7. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account, the Principal Account, the Finance Charge Account or any applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account, the Principal Account, the Finance Charge Account or any applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be Texas Commerce Bank National Association, and any co-paying agent chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that any Paying Agent shall resign, the Trustee shall appoint a successor to act as Paying Agent. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.1, 11.2,
11.3 and 11.5 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

             Section 6.8. Access to List of Registered Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Certificateholders.
If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

             Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

             Section 6.9. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

             (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall serve unless acceptable to the Trustee. The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

             (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

             This is one of the Certificates referred to in the Pooling and Servicing Agreement.





                                   as Authenticating Agent
                                        for the Trustee,

                                   By:
                                        Authorized Officer


          Section 6.10. Book-Entry Certificates. Unless otherwise speci-fied in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate Owners pursuant to Section 6.12 or as otherwise specified in any such Supplement:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Transferor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

          (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

          (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Holders of Book-Entry Certificates only through the Depositary with which such Certificates have been deposited.

          Section 6.11. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

          Section 6.12. Definitive Certificates. If Book-Entry Certif-icates have been issued with respect to any Series or Class and (a) the Transferor advises the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Transferor is unable to engage a qualified successor, (b) the Transferor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or
(c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Transferor shall execute and the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certifi-cates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

          Section 6.13. Global Certificate. If specified in the related Supplement for any Series, or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by the Transferor and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged for Bearer or Registered Certificates in definitive form (the "Definitive EuroCertificates") pursuant to the terms of any applicable Supplement.

          Section 6.14. Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement, any provisions contained in this
Article VI and in Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.

                                 ARTICLE VII

                  Other Matters Relating to the Transferor

          Section 7.1. Liability of the Transferor. The Transferor shall be liable in all respects for the obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement or any Supplement. The Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor.

          Section 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor. (a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

               (i)(x) the business entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the law of the United States of America or any State or the District of Columbia, and, if the Transferor is not the surviving entity, such business entity shall ex-pressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obliga-tion of the Transferor hereunder, including its obligations under Sec-tion 7.4; (y) the Transferor has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

               (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer;

               (iii) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto;

               (iv) in connection with any merger or consolidation, the business entity into which the Transferor shall merge or consolidate shall be (x) a business entity that is not subject to Title 11 of the United States Code or (y) a special-purpose corporation, the powers and activities of which shall be limited to the performance of the Transferor's obligations under this Agreement, any Supplement and the Receivables Purchase Agreement; and

               (v) if the Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of the Trust in the Receivables.

          (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions and sales in accordance with the provisions of the foregoing paragraph.

          (c) This Section 7.2 shall not be construed to prohibit or in any way limit the Transferor's ability to effectuate any consolidation or merger pursuant to which the Transferor would be the surviving entity.

          Section 7.3. Limitations on Liability of the Transferor. Subject to Sections 7.1 and 7.4, neither the Transferor, any Holder of the Exchangeable Transferor Certificate nor any of their directors, officers, employees or agents of the Transferor acting in such capacities shall be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as or on behalf of the Transferor pursuant to this Agreement; provided, however, that this provision shall not protect the Transferor, any Holder of the Exchangeable Transferor Certificate or any of their directors, officers, employees or agents against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

          Section 7.4. Liabilities. The Transferor shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury (collectively, a "Loss") suffered or sustained by reason of the acceptance and performance by the Trustee of the Trust pursuant to this Agreement, other than as specified in Section 8.4, including any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expens-es incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Transferor's duty to indemnify under this
Section 7.4 shall not extend to any Losses (i) for which the Trustee has received payment under Section 8.4 or Section 11.5 of this Agreement, or
(ii) that are caused by or result from the breach of contract by, or the fraud, negligence, or willful misconduct of, the Trustee, its employees or its agents. This indemnification shall survive the termination of the Agreement or the resignation or removal of the Trustee.

                                ARTICLE VIII

                   Other Matters Relating to the Servicer

          Section 8.1. Liability of the Servicer. The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

          Section 8.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

           (a) (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, either (i) a national banking association duly organized, validly existing and in good standing under the laws of the United States or
     (ii) a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee the performance of every covenant and obligation of the Servicer hereunder;

               (ii) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolida-tion, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors, rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with; and

               (iii) either (x) the corporation formed by such consoli-dation or into which the Servicer is merged or the Person which ac-quired by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer (taking into account, in making such determination, the experience and operations of the predecessor Servicer) or (y) upon the effectiveness of such consolidation, merger, conveyance or transfer, a Successor Servicer shall have assumed the obligations of the Servicer in accordance with this Agreement.

          (b) This Section 8.2 shall not be construed to prohibit or in any way limit the Servicer's ability to effectuate any consolidation or merger pursuant to which the Servicer would be the surviving entity.

          (c) The Servicer shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this
Section 8.2.

          Section 8.3. Limitation on Liability of the Servicer and Others. Except as provided in Sections 8.4 and 11.5, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Providers or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any director, officer, employee or agent of the Servicer against any liability which would other-wise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

          Section 8.4. Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee and its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connec-tion with the defense of any action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee, its employees or its agents; provided, further, that the Servicer shall not indemnify the Trust, the Trustee, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust or the Trustee with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses with respect to market or investment risks associated with ownership of the Investor Certificates or losses incurred as a result of Defaulted Receivables; provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority; and provided, further, that the Servicer shall not indemnify for any acts or omissions to act of any predecessor Servicer. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The provisions of this indem-nity shall run directly to and be enforceable by an indemnitee subject to the limitations hereof. This indemnification shall survive the termination of this Agreement, the resignation or removal of the Servicer and the resignation or removal of the Trustee.

          Section 8.5. The Servicer Not To Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that (i) the performance of its duties hereunder is no longer permissible under Requirements of Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereun-der permissible under such Requirements of Law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer, and if the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any estab-lished institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card accounts as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto under the terms of the applicable Supplement upon the appointment of a Successor Servicer.

          Section 8.6. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and
(d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Credit Card Originator, the Transferor, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          Section 8.7. Delegation of Duties. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to Financial and Credit Services Group, a subsidiary of Federated Department Stores, Inc. located in Mason, Ohio and Tampa, Florida. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof and the Servicer will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article VIII as if the Servicer had performed such duty; provided, however, that in the case of any signifi-cant delegation to a Person other than an Affiliate of the Servicer, at least 30 days prior written notice shall be given to the Trustee, each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement, of such delegation to any entity that is not an Affiliate of the Servicer.

          Section 8.8. Examination of Records. To the extent required pursuant to Section 2.1, the Transferor and the Servicer shall clearly and unambiguously indicate in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. From and after the date the actions referred to in the preceding sentence are required to be taken, the Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                                 ARTICLE IX

                               Pay Out Events

          Section 9.1. Pay Out Events. If any one of the following events (each, a "Trust Pay Out Event") shall occur with respect to any Series:

          (a) Pier 1, the Transferor or any Holder of the Exchangeable Transferor Certificate shall fail generally to, or admit in writing its inability to, pay its debts as they become due or makes an assignment for the benefit of its creditors; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Pier 1, the Transferor or any Holder of the Excha-ngeable Transferor Certificate in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation, dissolution, reorganization or readjustment of its affairs or similar relief and, if instituted against the Transferor or any Holder of the Exchangeable Transferor Certificate, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consec-utive days, or any of the actions sought in such proceeding shall occur; or the commencement by Pier 1, the Transferor or any Holder of the Exchangeable Transferor Certificate, of a voluntary case under any Debtor Relief Law, or such Person's seeking, consenting or acquiescing to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or seeking, consenting or acquiescing to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conserva-tor or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or such Person or any Subsidiary of such Person shall have taken any corporate action in furtherance of any of the foregoing actions (any such event, an "Insolvency Event");

          (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act;

          (c) The Transferor Amount (excluding the interest represented by any Supplemental Certificates) shall be less than the Minimum Transferor Amount and the Transferor shall fail to convey sufficient Receivables arising under Additional Accounts or other eligible assets within the time period specified in subsection 2.9(a); or

          (d) the Transferor shall become unable for any reason to transfer Receivables to the Trust pursuant to this Agreement;

then, in the case of any such event, a Trust Pay Out Event shall be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event.

          Section 9.2. Additional Rights upon the Occurrence of Certain Events. (a) If an Insolvency Event occurs with respect to the Transferor (excluding any Supplemental Certificate), or an event set forth in Section 9.1(d) shall occur, the Transferor shall on the day any such event occurs (the "Appointment Date"), immediately cease to transfer Principal Receiv-ables, or interests in Principal Receivables represented by any Participa-tion Interests to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables or any Participation Interests, Principal Receivables or any Participation Interests transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Participation Interests, and Finance Charge Receivables whenever created accrued in respect of such Principal Receiv-ables, shall continue to be a part of the Trust. Upon the Appointment Date, this Agreement and the Trust shall be deemed to have terminated, subject to the liquidation, winding up and dissolution procedures described below. Within 15 days of the Appointment Date, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred, that the Trust has terminated, and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables and any Participation Interests on commercially reasonable terms and in a commercially reasonable manner (a "Disposition") and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.2 and requesting each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to effectuate a Disposition, or (B) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take or (C) the Investor Certificateholder wishes the Servicer to effect a Disposition. If after 75 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall not have received the written instruction described in clause (A) above from Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or, in the case of a Series having more than one Class, each Class of such Series) and the holders of any Supplemental Certificates or any other inter-est in the Exchangeable Transferor Certificate other than the Transferor as provided in Section 6.3(b) (for each Series, a "Holders' Majority"), the Trustee shall instruct the Servicer to effectuate a Disposition, and the Servicer shall proceed to consummate a Disposition. If, however, with respect to the portion of the Receivables allocable to any outstanding Series, a Holders' Majority instruct the Trustee not to effectuate a Disposition of the portion of the Receivables allocable to such Series, the Trust shall be reconstituted and continue with respect to such Series pursuant to the terms of this Agreement and the applicable Supplement (as amended in connection with such reconstitution); provided, however, that in the event of an Insolvency Event, the Trust shall not be reconstituted unless the Trustee shall have first received an Opinion of Counsel to the effect that the Trust, as reconstituted, shall not be subject to Federal or any applicable state income tax on its income. The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables for all Series outstanding and
(2) the Invested Amount of such Series. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee shall then use its reasonable efforts to promptly sell, dispose of or otherwise liquidate the Receivables and any Participation Interests in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclu-sive.

          (b) The proceeds from the Disposition pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. Insolvency Proceeds shall be allocated to Finance Charge Receivables and Principal Receivables in the same proportion such Receivables bore to one another on the prior Determination Date, although the Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Collections and Principal Collections. The Insolvency Proceeds shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each such Supplement and to the holder of any Participation in accordance with the applicable Participation Supplement.

                                  ARTICLE X

Servicer Defaults

          Section 10.1. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

               (a) failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Trustee to make payments, transfers or deposits within five Business Days after the date the Servicer is required to do so, under the terms of this Agreement or any Supplement;

               (b) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the interests hereunder of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 50% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 8.2 and 8.7, a Responsible Officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all Investor Certificates;

               (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, 50% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

               (d) the Servicer shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Servicer in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs and, if instituted against the Servicer, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or the commencement by the Servicer, of a voluntary case under any Debtor Relief Law, or such Person's consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or such Person or any Subsidiary of such Person shall have taken any corporate action in furtherance of any of the foregoing actions;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates, by notice given to the Servicer (and to the Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer, as Servicer, under this Agreement and in and to the Receivables and the proceeds thereof; provided, however, if within 60 days of receipt of a Termination Notice the Trustee is unable to obtain any bids from Eligible Servicers in accordance with Section 10.2(c) to act as a Successor Servicer and receives an Officer's Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall offer the Transferor the right at its option to purchase the Certificateholders' Interest and the interest in the Trust Assets represented by any Participation on the Distribution Date occurring in the next calendar month. The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Transferor shall notify the Trustee prior to the Record Date for the related Distribution Date of the purchase if it is exercising such option. If it exercises such option, the Transferor shall (x) deliver to the Trustee an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Receivables constitute fair value for consideration paid therefor and as to the solvency of the Transferor, the purchase would not be considered a fraudulent conveyance and (y) deposit the purchase price into the Collection Account not later than 11:00 a.m., New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement.

          After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Trustee and the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including the transfer to the Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem appropriate to protect its interests.

          Notwithstanding the foregoing, any delay in or failure of performance under Section 10.1(a) for a period of five Business Days or under Section 10.1(b) or (c) for a period of 60 days (in addition to any period provided in Section 10.1(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and any Supplement, and the Servicer shall provide the Trustee, each Rating Agency, any Enhancement Provider entitled thereto pursuant to the relevant Supplement, the Holder of the Exchangeable Transferor Certificate and the Investor Certificateholders with an Officer's Certificate giving immediate notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

          In the event the Trustee incurs expenses or renders services in any proceeding which result from the occurrence or continuance of a Servicer Default described in Section 10.1(d), or from the occurrence of any event which, by virtue of the passage of time, would become such a Servicer Default, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under any applicable bankruptcy, conservatorship or receivership code or statute or equivalent law.

          Section 10.2. Trustee to Act; Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to
Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and the Trustee. The Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate of the Trustee or agent in accordance with Section 3.1(b) and 8.7. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the applicable Supplement upon the appointment of a Successor Servicer.

          (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities (except for liabilities arising during the period of time when the prior Servicer was performing and acting as Servicer) relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. If the Trustee shall succeed to the Servicer hereunder, it shall do so in its individual capacity and not in its capacity as trustee and, accordingly, the provisions of
Article VIII (rather than the provisions of Article XI) shall be applicable to the Trustee in its duties as the successor to the Servicer. In the event the Trustee shall not seek to appoint a successor Servicer within three months of its succession to the Servicer's duties hereunder, the Trustee, at its sole option, may resign as Trustee pursuant to Section 11.7.

          (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; provided, however, that the Holder of the Exchangeable Transferor Certificate shall be responsible for payment of the portion of such aggregate Servicing Fees allocable to the Holder of the Exchangeable Transferor Certificate and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each Holder of the Exchangeable Transferor Certificate agrees that, if Pier 1 (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Holder of the Exchangeable Transferor Certificate is entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the share of the compensation of the Successor Servicer attributable to the Holder of the Exchangeable Transferor Certificate pursuant to Section 3.2 (determined by reference to the Supplements with respect to any outstanding Series).

          (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor, and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instru-ments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.
The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Trans-feror in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem appropriate to protect its interests.

          Section 10.3. Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the Investor Certificateholders.

ARTICLE XI

The Trustee

          Section 11.1.  Duties of Trustee.

          (a) The Trustee, prior to the occurrence of any Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or duties shall be read into this Agreement against the Trustee. If a Responsible Officer has received written notice that a Servicer Default has occurred (and such Servicer De-fault has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 8.5 or 10.2, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to comparable receivables that it services for itself or others.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall retain all such items for at least one year after receipt and shall make such items available for inspection by any Investor Certificateholder at the Corporate Trust Office, such inspection to be made during regular business hours and upon reasonable prior notice to the Trustee.

          (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Series, or exercising any trust or power conferred upon the Trustee with respect to such Series, under this Agreement; and

               (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section
     10.1 or of any breach by the Servicer contemplated by clause (c) of
     Section 10.1 or of any Pay Out Event unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or Pay-Out Event or the Trustee receives written notice of such failure, breach or Pay Out Event from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of any Series adversely affected thereby.

          (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

          (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

          (f) Except as provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust.

          (g) If a Responsible Officer of the Trustee, has received written notice that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its obtaining knowledge thereof by a Responsible Officer of the Trustee to perform such obligation, duty or agreement in the manner so required.

          (h) If the Transferor has agreed to transfer any of its open-end revolving credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee on behalf of the Trust will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's open-end revolving credit card receivables; provided, however, that the Trust shall not be required to enter into any intercreditor agreement that could adversely affect the interests of the Certificateholders or the Trustee and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

          Section 11.2. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.1:

          (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, the initial report, the Daily Report, the Settlement Statement, the annual Servicer's certificate, written investment instructions from the Servicer or the Transferor, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

          (b) the Trustee may consult with counsel, and the advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has knowledge, to exercise such of the rights and powers vested in it by this Agreement and any Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in the initial report, the Daily Report, the Settlement Statement, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholders statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

          (g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Accounts or the Receivables for the pur-pose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose;

          (h) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement or any Supplement shall not be construed as a duty, and the Trustee shall not be answerable for performance of any such act; and

          (j) Cash Equivalents may be purchased by or through the Trustee or any of its Affiliates and may include any Cash Equivalents for whom the issuer of which the Trustee or any of its Affiliates provides services.

          Section 11.3. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of au-thentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of the Trust Assets or of any Receiv-able or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account, the Principal Account or the Finance Charge Account, or any Series Account or other accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof. The Trustee shall have no responsibility for filing any financing or continuation state-ment in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder (unless the Trustee shall have become the Successor Servicer) or to prepare or file any Commission filing for the Trust or to record this Agreement or any Supplement.

          Section 11.4.  [Reserved].

          Section 11.5.  The Servicer to Pay Trustee's Fees and Expenses.
(a) The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compen-sation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account, the Principal Account, the Finance Charge Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agree-ment (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its own negligence, willful misconduct or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer (which shall be covered out of the Servicing
Fee).

          (b) Notwithstanding anything to the contrary in Section 11.5(a), the Servicer agrees to pay the Trustee from and after a Pay Out Event or a Servicer Default reasonable expenses, including all fees, costs and expenses (including reasonable attorney's fees) associated with either the Trustee becoming the Successor Servicer hereunder or the Trustee arranging for a Person other than the Trustee to become a Successor Servicer (including the costs and expenses of obtaining competitive bids). When the Trustee incurs expenses or renders services after the occurrence of a Servicer Default pursuant to Section 10.1(d), the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, conservatorship or receivership code or statute or equivalent law.

          The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

          Section 11.6. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times (a) be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's, and having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (b) not be a Related Person. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid super-vising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in
Section 11.7.

          Section 11.7.  Resignation or Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (c) If (i) the Trustee shall fail to perform any of its obligations hereunder, (ii) a Certificateholder shall deliver written notice of such failure to the Trustee, and (iii) the Trustee shall not have corrected such failure for 60 days thereafter, then the Holders of Investor Certificates representing more than 50% of the Invested Amount (including related commitments of holders of Variable Funding Certificates) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof, and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee. Notice of any resignation or removal of the Trustee and appointment of a successor trustee shall be provided to each Rating Agency by the Servicer in a prompt manner.

          Section 11.8.  Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

          Section 11.9. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 11.10.  Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any juris-diction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee (including the Trustee), separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee or co-trustee hereunder; and

               (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.11. Tax Returns. Consistent with Section 3.7, the Trustee shall not file any Federal tax returns on behalf of the Trust; provided, however, that if a class of Certificates is issued that would be characterized as an equity interest in a partnership for federal income tax purposes, partnership information returns shall be prepared and signed by the Transferor, as general partner, and not by the Trustee. In the event the Trust shall be required to file tax returns, the Servicer shall at its expense prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such return. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty or addition with respect thereto or arising from a failure to comply therewith).

          Section 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compen-sation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

          Section 11.13. Suits for Enforcement. If a Servicer Default or Pay-Out Event of which a Responsible Officer of the Trustee has knowledge shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificate-holders.

          Section 11.14. Rights of Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the aggregate Invested Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Invested Amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that Holders of Investor Certificates aggregat-ing more than 50% of the aggregate Invested Amount of any Class may direct the Trustee to exercise its rights under Section 8.6; provided, further, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

          Section 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

               (i) the Trustee is a national banking association organized, existing and authorized to engage in the business of banking under the laws of the United States of America;

               (ii) the Trustee is an entity that satisfies the eligibility requirements of Section 11.6;

               (iii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

               (iv) this Agreement has been duly executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corpo-rate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

ARTICLE XII

Termination

          Section 12.1. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties, rights, powers, privileges and immunities described in Sections 7.4, 8.4, 9.2, 11.1, 11.2, 11.3, 11.5 and 12.2(b), upon the earlier of (i) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount for each Series is zero (provided that the Transferor has delivered a written notice to the Trustee electing to terminate the Trust) and (ii) the time provided in
Section 9.2; provided, however, in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador to the Court of St. James', living on the date of this Agreement.

          Section 12.2. Final Distribution. (a) The Servicer shall give the Trustee at least 30 days prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.6, 9.2 or 10.1, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.5 covering the period from the first day of the then current Transferor Fiscal Year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.

          (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account, the Principal Account, the Finance Charge Account the Excess Funding Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders, and the Paying Agent or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any relevant Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certif-icates, and the cost thereof shall be paid out of the funds in the Collection Account, the Principal Account, the Finance Charge Account or any Series Account held for the benefit of such Investor Certificateholders.
The Trustee and the Paying Agent shall pay to the Transferor any moneys held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

          (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Series Termination Date or such earlier date as is specified in the related Supplement (after giving effect to deposits and distributions otherwise to be made on such date), the Trustee will use all reasonable efforts to sell or cause to be sold on such Series Termination Date, in accordance with the procedures and subject to the conditions described in such Supplement, Principal Receivables and the related Finance Charge Receivables (or, if a Tax Opinion is obtained, interests therein) in an amount up to 110% of the Invested Amount with respect to such Series on such date (after giving effect to such deposits and distributions; provided, however, that in no event shall such amount exceed an amount of Principal Receivables (and all associated Finance Charge Receivables) equal to the sum of (i) the product of (A) the Transferor's Percentage, (B) the aggregate outstanding Principal Receivables, and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables of all Series outstanding and (ii) the Invested Amount of such Series). The proceeds from any such sale shall be allocated and dis-tributed in accordance with the terms of the applicable Supplement.

          Section 12.3. Transferor's Termination Rights. Upon the termination of the Trust pursuant to Section 12.1 and the surrender of the Exchangeable Transferor Certificate and any Supplemental Certificate, the Trustee shall assign and convey to the Transferor or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to
Section 12.2(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested and furnished by the Transferor to vest in the Transferor or its designee all right, title and interest which the Trust had in the Receivables and such other related assets.

          Section 12.4. Defeasance. Notwithstanding anything to the contrary in this Agreement or any Supplement:

          (a) The Transferor may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (each a "Defeased Series") on the date the applicable conditions set forth in Section 12.4(c) are satisfied ("Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in
Section 12.4(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the Transferor's obligations with respect to such Certificates and with respect to the Trustee under Sections 6.4, 6.5 and 7.4; (iii) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (iv) this Section 12.4. For purposes of allocating (x) Collections of Principal Receivables, Finance Charge Receivables and Recoveries and (y) the aggregate Default Amount with respect to each Monthly Period, the Series Invested Amount of any Defeased Series shall be deemed to be reduced by the amount of Principal Collections allocated to such Series and applied to purchase Cash Equivalents and the Transferor Amount shall be deemed to have been correspondingly increased.

          (b) Subject to Section 12.4(c), the Transferor at its option may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Cash Equivalents rather than additional Receivables.

          (c)  The following shall be the conditions to Defeasance under
Section 12.4(a): (i) the Transferor irrevocably shall have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) dollars in an amount, or (B) Cash Equivalents which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and, which shall be applied by the Trustee, at the written direction of the Servicer, to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates sched-uled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Enhancement Providers, if any, with respect to the Defeased Series; (ii) prior to any exercise of its right pursuant to this
Section 12.4 with respect to a Defeased Series to substitute money or Cash Equivalents for Receivables, the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act; (iii) the Transferor shall have delivered to the Trustee and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Transferor stating that the Transferor reasonably believes that such deposit and termination of obliga-tions will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, with the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; and (iv) the Rating Agency Condition has been satisfied.

ARTICLE XIII

Miscellaneous Provisions

          Section 13.1. Amendment; Waiver of Past Defaults. (a) This Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee without the consent of any of the Certificateholders, in connection with (i) adding covenants, restrictions or conditions of the Transferor, as the Transferor's Board of Directors shall consider to be for the benefit or protection of the Investor Certificate-holders, and making the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or Pay Out Event permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default, (ii) curing any ambiguity or correcting or supplementing any provision contained herein or in any Supplement which may be defective or inconsistent with any other provision contained herein or in any Supplement or to surrender any right or power conferred upon the Transferor, (iii) the issuance of a Supplemental Certificate or Participation, (iv) the addition of a Participation Interest to the Trust, (v) the assumption by another entity, in accordance with the provisions of this Agreement, of the Transferor's obligations hereunder,
(vi) the provision of additional Enhancement for the benefit of Certificate-holders of any Series, (vii) enabling the Trust or a portion thereof to elect to qualify as a FASIT (or comparable tax entity for the securitization of financial assets) in accordance with the Code, (viii) the transfer of the Receivables from, and the generation of new Receivables by, a credit card bank established by Pier 1 or any Affiliate thereof and/or the appointment of a credit card bank established by Pier 1 as Servicer hereunder in connection with such transfer and any other transactions related, supplemen-tal or incidental thereto or (ix) adding any provision to, changing in any manner or eliminating any of the provisions of, this Agreement or any Supplement or modifying in any manner the rights of Certificateholders of any Series then issued and outstanding; provided, however, in each case, that (x) except with respect to clause (viii), the Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that the Transferor reasonably believes that such action shall not adversely affect in any material respect the interests of any Investor Certificateholder, (y) except with respect to clauses (i) and (ii), the Rating Agency Condition shall have been satisfied with respect to any such amendment and (z) a Tax Opinion is delivered in connection with any such amendment. The designation of additional Transferors pursuant to Section 2.12 shall be subject to this
Section 13.1 only to the extent that the supplement to this Agreement providing for such designation amends any of the terms of this Agreement. Additionally, this Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, to add to or change any of the provisions of this Agreement to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer Certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Certificates in uncertificated form.

          (b) This Agreement or any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Certificateholder (provided that any amendment of the terms of a Pay Out Event shall not be deemed to be within the scope of this clause (i)), (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Inves-tor Certificateholder. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, except any specified Series with respect to which the Trustee shall have received an Opinion of Counsel for the Transferor, addressed to the Trustee, to the effect that such amendment does not adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

          (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement.

          (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor
Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (e)  Any Supplement executed in accordance with the provisions of
Section 6.3 shall not be considered an amendment to this Agreement for the purposes of this Section.

          (f) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series, or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder (other than any event which would result in a Trust Pay Out Event or the failure to add Receivables in Additional Accounts when required to do so pursuant to subsection 2.9(a)(i)) and its consequences, except the failure to make any distributions required to be made to Investor Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent express-ly so waived.

          Section 13.2.  Protection of Right, Title and Interest to Trust.
(a) The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certif-icateholders and the Trustee hereunder to all property comprising the Trust Assets. The Transferor shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

          (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

          (c) The Transferor and the Servicer will give the Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Transferor and the Servicer will at all times maintain within the United States their principal executive offices and each office from which the Servicer services Receivables.

          (d) The Transferor will deliver to the Trustee and any Enhance-ment Provider entitled thereto pursuant to the relevant Supplement: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit H-1;
(ii) on each Addition Date on which any Supplemental Accounts are to be designated as Accounts pursuant to Section 2.9(a) or (b), an Opinion of Counsel substantially in the form of Exhibit H-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to Section 2.9(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibit H-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before March 31 of each year, beginning with March 31, 1998, an Opinion of Counsel substantially in the form of Exhibit H-3.

          Section 13.3. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder (other than the Transferor) shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action by the parties to this Agreement pursuant to any provision hereof.

          (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or preceding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or there-by, and the Trustee, for 60 days after its receipt of such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificate-holders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of Holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 13.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 13.5. Notices, Payments. (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor, to Pier 1 Funding, Inc., 301 Commerce Street, Suite 900, Fort Worth, Texas 76102, Attention: Treasurer (facsimile no. (817) 878-
7881), (ii) in the case of the Servicer to Pier 1 Imports (U.S.), Inc., 301 Commerce Street, Suite 600, Fort Worth, Texas 76102, Attention: Treasurer (facsimile no. (817) 878-7881), (iii) in the case of the Trustee, 600 Travis, 8th Floor, Houston, Texas 77002, Attention: Global Trust Services-Pier 1, Facsimile Number (713) 216-7757, except that with respect to the presentation of Certificates for payment or for registration of transfer and exchange, such term shall also mean the office of the Trustee in the city of Dallas, Texas, which on the date hereof is 1201 Main Street, 18th Floor, Dallas, Texas 75202, in each case at such further address or addresses as the Trustee shall give appropriate and timely written notice in accordance with the terms of this Agreement, (iv) in the case of Moody's, to 99 Church Street, New York, New York 10007, Attention of ABS Monitoring Department 4th Floor (facsimile no. 212-553-4600), (v) in the case of Fitch, to Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention of Asset Backed Group (facsimile no. ___________), (vi) in the case of the Paying Agent or the Transfer Agent and Registrar, to _____________, Attention: _____________ (facsimile no. ___________) and
(vii) to any other Person as specified in any Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

          (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

          Section 13.6. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Transferor, the Trustee, the Servicer and any Enhancement Provider agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

          Section 13.7. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Certificateholders.

          Section 13.8. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Article VIII, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of all outstanding Investor Certificates.

          Section 13.9. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.2 are and shall be deemed fully paid.

          Section 13.10. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

          Section 13.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee, the Transferor, each Enhancement Provider, if any, each Holder of a Supplemental Certificate and each Holder of a Participation shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust or the Transferor, acquiesce, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of their respective property or, except as otherwise permitted under Section 9.2, Article XII or the provisions of any Supplement, ordering the winding-up or liquidation of the affairs of the Trust or the Transferor.

          Each of the Trustee, the Transferor, the Servicer, and each Certificateholder by acceptance of its Certificate, hereby agrees that it will not institute against the Holder of the Exchangeable Transferor Certificate, or join any other Person in instituting against the Holder of the Exchangeable Transferor Certificate, on account of its ownership of the Exchangeable Transferor Certificate or its obligations hereunder, any bank-ruptcy, insolvency, liquidation, readjustment of debt, marshalling of assets or any similar proceeding so long as there shall not have elapsed one year plus one day since the last day on which any Investor Certificates shall have been outstanding.

          Section 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 13.13. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, any Enhancement Provider (to the extent provided in this Agreement and the related Supplement) and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

          Section 13.15. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

          (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          Section 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          Section 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 PIER 1 FUNDING, INC.,
                                    as Transferor


                                 By
                                    Name:   Charles L. Horn
                                    Title:  Vice President & Treasurer


                                 PIER 1 IMPORTS (U.S.), INC.,
                                    as Servicer


                                 By
                                    Name:   Stephen F. Mangum
                                    Title:  Senior Vice President &
                                            Chief Financial Officer


                                 TEXAS COMMERCE BANK
                                   NATIONAL ASSOCIATION,
                                   as Trustee


                                 By
                                    Name:   Wayne Mentz
                                    Title:  Vice President

                                  EXHIBIT A

FORM OF EXCHANGEABLE TRANSFEROR CERTIFICATE

          THIS EXCHANGEABLE TRANSFEROR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS EXCHANGEABLE TRANSFEROR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

          THIS EXCHANGEABLE TRANSFEROR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-1                                                             One Unit

PIER 1 IMPORTS CREDIT CARD MASTER TRUST
EXCHANGEABLE TRANSFEROR CERTIFICATE

THIS CERTIFICATE REPRESENTS AN INTEREST
IN CERTAIN ASSETS OF THE
PIER 1 IMPORTS CREDIT CARD MASTER TRUST

Evidencing an interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of open end credit card accounts owned by Pier 1 Imports (U.S.), Inc.

(Not an interest in or obligation of the Transferor or any affiliate thereof)

          This certifies that PIER 1 FUNDING, INC. is the registered owner of a fractional interest in the assets of a trust (the "Trust") not allocated to the Certificateholders' Interest, the interest of any Holder of a Supplemental Certificate or the interest of any holder of a Participation pursuant to the Pooling and Servicing Agreement dated as of February 12, 1997 (as amended and supplemented, the "Agreement"), among Pier 1 Funding, Inc., a Delaware corporation, as transferor (the "Transferor"), Pier 1 Imports (U.S.), Inc., a Delaware corporation, as Servicer, and Texas Commerce Bank National Association, a national banking association, as trustee (the "Trustee"). The corpus of the Trust consists of (i) a portfolio of all receivables (the "Receivables") existing in the open end credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from accountholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account, the Principal Account, the Finance Charge Account, the Excess Funding Account and in the Series Ac-counts, (v) the benefits of any Enhancements issued and to be issued by Enhancement Providers, if any, with respect to one or more Series of Inves-tor Certificates and (vi) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at 600 Travis, 8th Floor, Houston, Texas 77002, Attention: Global Trust Services-Pier I, Facsimile Number (713) 216-7757. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

          This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and is bound.

          The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and Finance Charge Receivables which arise generally from Periodic Finance Charges, Late Fees and other fees and charges with respect to the Accounts.

          This Certificate is the Exchangeable Transferor Certificate, which represents the Transferor Interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the Exchangeable Transferor Certificate at any time in the Receivables in the Trust shall not exceed the Transferor Interest at such time. In addition to the Exchangeable Transferor Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest, (ii) Supplemental Certifi-cates may be issued pursuant to the Agreement, which will represent that portion of the Transferor Interest not allocated to the Holder of the Exchangeable Transferor Certificate and (iii) Participations may be issued pursuant to the Agreement, which will represent an undivided ownership interest in the Receivables. This Exchangeable Transferor Certificate shall not represent any interest in the Collection Account, the Principal Account, the Finance Charge Account, the Excess Funding Account or the Series Accounts, except as expressly provided in the Agreement, or any Enhanceme-nts.

          The Transferor has entered into the Agreement, and this Certificate is issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates (except, Transferor Retained Certificates which are held by the Transferor) will qualify as debt secured by the Receivables. The Transferor, by entering into the Agreement and the Holder of the Exchangeable Transferor Certificate by acceptance of this Exchangeable Transferor Certificate, agree to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as debt under applicable tax law.

          Subject to certain conditions and exceptions specified in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earlier of (i) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount for each Series is zero (provided that the Transferor has delivered a written notice to the Trustee electing to terminate the Trust) and (ii) the time provided in Section 9.2(a) of the Agreement; provided, however, in no event shall the Trust created by this Agreement continue beyond the expira-tion of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador to the Court of St. James', living on the date of the Agreement

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Pier 1 Funding, Inc. has caused this Certificate to be duly executed on this 12th day of February, 1997.

                                   PIER 1 FUNDING, INC.,
                                     as Transferor


                                   By:________________________
                                      Name:
                                      Title:




                        CERTIFICATE OF AUTHENTICATION

          This is the Exchangeable Transferor Certificate referred to in the within-mentioned Agreement.

                                   TEXAS COMMERCE BANK
                                     NATIONAL ASSOCIATION,
                                     as Trustee


                                   By:________________________
                                        Authorized Signatory

Date:  February 12, 1997

                                  EXHIBIT B

FORM OF ASSIGNMENT OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS

                       (As required by Section 2.9 of
                    the Pooling and Servicing Agreement)

          ASSIGNMENT No. ____ OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS dated as of __________, ____ by and among PIER 1 FUNDING, INC., a Delaware corporation, as Transferor (the "Transferor"), PIER 1 IMPORTS (U.S.), INC., a Delaware corporation, as Servicer (the "Servicer"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

WITNESSETH

          WHEREAS the Transferor, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of February 12, 1997 (as may be amended and supplemented from time to time, the "Agreement");

          WHEREAS, pursuant to the Agreement, the Transferor wishes to designate Supplemental Accounts owned by the Credit Card Originator to be included as Accounts and to convey the Receivables of such Supplemental Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

          WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Transferor, the Servicer and the Trustee hereby agree as follows:

          1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

          "Addition Date" shall mean, with respect to the Supplemental Accounts designated hereby, ___________, ____.

          "Addition Cut-Off Date" shall mean, with respect to the Supplemental Accounts designated hereby, ___________, ____.

          2. Designation of Supplemental Accounts. On or before the Document Delivery Date, the Transferor will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all such Supplemental Accounts specifying for each such Account, as of the Addition Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which computer file, microfiche list or printed list shall supplement any computer file, microfiche list or printed list previously delivered to the Trustee.

          3. Conveyance of Receivables. The Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables of such Supplemental Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Enhancement Provider of any obligation of the Servicer, the Transferor, the Credit Card Originator or any other Person in connection with the Accounts, the Receiv-ables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems or insurers.

          The Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now in Supplemental Accounts, meeting the requirements of applicable state law in such manner and in such jurisdic-tions as are necessary to perfect, and maintain perfection of, the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such assignment.

          In connection with such assignment, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to cause the Credit Card Originator to indicate in the appropriate computer files that Receivables created in connection with the Supplemental Accounts and designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Certificateholders.

          The Transferor does hereby grant to the Trustee a security interest in all of its right, title and interest in and to the Receivables now existing and hereafter created in the Supplemental Accounts, all monies due or to become due and all amounts received with respect thereto and all "proceeds" (including "proceeds" as defined in the UCC) thereof. This Assignment constitutes a security agreement under the UCC.

          4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3 of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Trustee the computer file, microfiche list or printed list described in Section 2 of this Assignment.

          5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

               (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

               (b) Eligibility of Accounts. Each Supplemental Account designated hereby is an Eligible Account;

               (c) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Credit Card Originator or the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Supplemental Accounts to the Trust has not been made in contemplation of the occurrence thereof;

               (d)  Pay Out Event.  The Transferor reasonably believes that
     (A) the addition of the Receivables arising in the Supplemental Accounts will not, based on the facts known to the Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure was utilized by the Transferor which would result in the selection of Supplemental Accounts (from among the available Eligible Accounts owned by the Credit Card Originator) that would be materially less favorable to the interests of the Investor Certificateholders of any Series as of the Addition Date than a random selection;

               (e) Security Interest. This Assignment constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and other Trust Assets conveyed to the Trust by the Transferor and all monies due or to become due and all amounts received with respect thereto and the proceeds thereof (as defined in the UCC), and this Assignment constitutes a grant of a "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority security interest in such property except for Liens permitted under Section 2.7(b) of the Agreement;

               (f) No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate its certificate of incorporation or by-laws or any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound;

               (g) No Proceedings. There are no proceedings or investiga-tions, pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, adminis-trative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal, or applicable state income or franchise tax systems; and

               (h) All Consents. All authorizations, consents, orders or approvals or other actions of any Person or of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

          6. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

          7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                                 PIER 1 FUNDING, INC.,
                                    as Transferor,


                                 By ______________________________
                                    Name:
                                    Title:


                                 PIER 1 IMPORTS (U.S.), INC.,
                                    as Servicer,


                                 By ______________________________
                                    Name:
                                    Title:


                                 TEXAS COMMERCE BANK
                                    NATIONAL ASSOCIATION,
                                    as Trustee,


                                 By ______________________________
                                    Name:
                                    Title:

                                  EXHIBIT C

           FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS (As required by Section 2.10 of the Pooling and Servicing Agreement)

          REASSIGNMENT No. _____ OF RECEIVABLES dated as of __________, ___, by and among PIER 1 FUNDING, INC., a Delaware corporation, as Transferor (the "Transferor"), PIER 1 IMPORTS (U.S.), INC., a Delaware corporation, as Servicer (the "Servicer") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.

WITNESSETH:

          WHEREAS the Transferor, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement dated as of February 12, 1997 (as may be amended and supplemented from time to time, the "Agreement");

          WHEREAS pursuant to the Agreement, the Transferor wishes to remove from the Trust all Receivables in certain designated Accounts owned by the Credit Card Originator (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

          WHEREAS the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

          NOW, THEREFORE, the Transferor, the Servicer and the Trustee hereby agree as follows:

          1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, ______________, ____.

          "Removal Notice Date" shall mean, with respect to the Removed Accounts, ______________, ____.

          2. Designation of Removed Accounts. On or before the date that is 10 Business Days after the Removal Date, the Transferor will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstand-ing in such Account and the aggregate amount of Principal Receivables in such Account, which computer file, microfiche list or printed list shall supplement any computer file, microfiche list or printed list previously delivered to the Trustee pursuant to the Agreement.

          3. Conveyance of Receivables. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to the Transferor, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof.

               (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date this Reassignment is delivered, applicable termination statements with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

          4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:

               (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

               (b)  Pay Out Event.  The Transferor reasonably believes that
(A) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to the Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure believed by the Transferor to be materially adverse to the inter-ests of the Investor Certificateholders has been used in removing Removed Accounts from among any pool of Accounts or Participations of a similar type as of the Removal Date; and

               (c) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.10 (c) of the Agreement, as of the Removal Date, is true and complete in all material respects.

               (d) Defaulted Receivables. No selection procedure was uti-lized by the Transferor with the intent to include a disproportionately higher level of Defaulted Receivables in the Removed Accounts than exist in the Accounts or to remove Accounts for the intended purpose of mitigating losses to the Trust.

          5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

          6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                                 PIER 1 FUNDING, INC.,
                                    as Transferor


                                 By ______________________________
                                    Name:
                                    Title:


                                 PIER 1 IMPORTS (U.S.), INC.,
                                    as Servicer


                                 By ______________________________
                                    Name:
                                    Title:


                                 TEXAS COMMERCE BANK
                                    NATIONAL ASSOCIATION,
                                    as Trustee


                                 By ______________________________
                                    Name:
                                    Title:

                                  EXHIBIT D

FORM OF ANNUAL SERVICER'S CERTIFICATE

(To be delivered on or before the
90th day following the end of the fiscal year of the Transferor beginning on May 30, 1998, pursuant to Section 3.5 of the Pooling and Servicing Agreement referred to below)


PIER 1 IMPORTS (U.S.), INC.

PIER 1 IMPORTS CREDIT CARD MASTER TRUST

          The undersigned, a duly authorized representative of Pier 1 Imports (U.S.), Inc., as Servicer ("Pier 1"), pursuant to the Pooling and Servicing Agreement dated as of February 12, 1997 (as may be amended and supplemented from time to time, the "Agreement"), among Pier 1 Funding, Inc., as Transferor, Pier 1, as Servicer, and Texas Commerce Bank National Association, as Trustee, does hereby certify that:

          1. Pier 1 is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

          2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

          3. A review of the activities of the Servicer during the Transferor Fiscal Year ended __________, ____, and of its performance under the Agreement was conducted under my supervision.

          4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the Transferor Fiscal Year ended __________, ____, which sets forth in detail
(i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert "None."]

          IN WITNESS WHEREOF, the undersigned has duly executed this
Certificate this _____ day of       , 19__.

                         PIER 1 IMPORTS (U.S.), INC.,
                            as Servicer,


                         By ______________________________
                            Name:
                            Title:

                                EXHIBIT E-1-A



          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                EXHIBIT E-1-B


          THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

                                 EXHIBIT E-2



                    [FORM OF INVESTMENT LETTER]

                                                                      [Date]


Texas Commerce Bank National Association
600 Travis, 8th Floor
Houston, Texas 77002
Attention: Global Trust Services-Pier 1

Pier 1 Funding, Inc.
301 Commerce Street, Suite 900
Fort Worth, Texas 76102
Attention:  ______________

     Re:  Purchase of $____________  principal
          amount of Pier 1 Imports Credit Card
          Master Trust, [Class __], [__%] [Floating Rate] Asset Backed Cer-tificates, Series [ ]

Dear Sirs:

          In connection with our purchase of the above-referenced Asset Backed Certificates (the "Certificates") we confirm that:

          (i) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act;

          (ii) any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the certificates is or has been made available to us;

          (iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Certificates; we (and any account for which we are purchasing under paragraph (iv) below) are an "ac-credited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the 1933 Act); and we are not, and none of such accounts is, a Benefit Plan;

          (iv) we are acquiring the Certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, neverthe-less, to the understanding that the disposition of our property shall at all times be and remain within our control;

          (v) we agree that the Certificates must be held indefinitely by us unless subsequently registered under the 1933 Act or an exemption from any registration requirements of that Act and any applicable state securities laws available;

          (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless

               (A)(1)  the sale is of at least U.S. $            principal
          amount of Certificates to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as para-graphs (i), (ii), (iii), (iv), (v) and (vi) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

               (B) the Certificates are transferred pursuant to Rule 144 under the 1933 Act by us after we have held them for more than three years; or

               (C) the Certificates are sold in any other transaction that does not require registration under the 1933 Act and, if the Transferor, the Servicer, the Trustee or the Transfer Agent and Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and sub-stance satisfactory to such party, to such effect; or

               (D) the Certificates are transferred pursuant to an exception from the registration requirements of the 1933 Act under Rule 144A under the 1933 Act; and

          (vii) we understand that the Certificates will bear a legend to substantially the following effect:

          "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN."

          ["THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW)."]

     The first paragraph of this legend may be removed if the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.

          "Eligible Purchaser" means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "Eligible Dealer" means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. ["Benefit Plan" means (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity or (v) a person investing "plan assets" of any such plan (including for purposes of clauses (iv) and (v), any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amend-
ed).] Capitalized terms used but not defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of February 12, 1997, among Pier 1 Funding, Inc., Pier 1 Imports (U.S.), Inc. and Texas Commerce Bank, National Association.

                         Very truly yours,

                         ________________________
                            (Name of Purchaser)


                         By:_____________________
                            (Authorized Officer)

                                  EXHIBIT F



                    Representative Credit Card Agreements

                                  EXHIBIT G



Form of Daily Report

                                 EXHIBIT H-1

FORM OF OPINION OF COUNSEL WITH RESPECT
TO AMENDMENTS

Provisions to be included in
Opinion of Counsel to be delivered pursuant to Section 13.2(d)(i)


          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on any applicable Closing Date.

          (i) The amendment to the [Pooling and Servicing Agreement], [Sup-plement], attached hereto as Schedule 1 (the "Amendment" ), has been duly authorized, executed and delivered by the Transferor and the Servicer and constitutes the legal, valid and binding agreement of the Transferor and the Servicer, respectively, enforceable in accordance with its terms, except as such enforceability may be limited by appli-cable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally or the rights of creditors of national banking associations. The enforce-ability of the respective obligations of the Transferor and the Servicer is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

          (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.1 of the Pooling and Servicing Agreement.

                                 EXHIBIT H-2

                   FORM OF OPINION OF COUNSEL WITH RESPECT
TO ADDITION OF SUPPLEMENTAL ACCOUNTS


Provisions to be included in
Opinion of Counsel to be
delivered pursuant to
Section 13.2(d)(ii)


          The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

          1. The Receivables arising in such Supplemental Accounts consti-tute either "general intangibles," "accounts" or "chattel paper," in each case as defined under Section 9-106 of the UCC.

          2. Assignment No. ___ of Receivables in Supplemental Accounts (the "Assignment") has been duly authorized, executed and delivered by the Transferor and constitutes the valid and legally binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable princi-ples.

          3. The Pooling and Servicing Agreement as amended by the Assignment creates in favor of the Trust a security interest in the Transferor's rights in the Receivables in such Supplemental Accounts and the proceeds thereof.

          4. The security interest described in paragraph 3 is perfected and of first priority under the UCC.

          5. No filing or other action, other than the filing of a Uniform Commercial Code financing statement in the recording offices in the Relevant UCC State is necessary in order to perfect or maintain the security interest in the Receivables and the proceeds thereof created by the Pooling and Servicing Agreement in favor of the Trust in the Transferor's rights in the Receivables and the proceeds thereof.

                                 EXHIBIT H-3

                      FORM OF ANNUAL OPINION OF COUNSEL


Provisions to be included in
Opinion of Counsel to be
delivered pursuant to
Section 13.2(d)(iii)


          The opinion set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions.

          No further filing or other action, other than such filing or action described in such opinion, is necessary from the date of such opinion through March 31 of the following year, in order to maintain the perfection and priority of the security interest created by the Pooling and Servicing Agreement in favor of the Trust in the Transferor's rights in the Receiv-ables and the proceeds thereof.

                                  EXHIBIT I

                        FORM OF SETTLEMENT STATEMENT